AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE SEC IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

PRELIMINARY OFFERING CIRCULAR, SUBJECT TO COMPLETION

DATED DECEMBER 23, 2022

CAARY CAPITAL LTD.

UP TO 18,181,818 CLASS A COMMON SHARES PLUS UP TO 2,727,273 BONUS SHARES

MINIMUM INVESTMENT OF 400 CLASS A COMMON SHARES ($440.00)

186 Bartley Drive
Toronto, Ontario M4A 1E1

1-833-962-2279

www.caary.com

Copy to:

Daniel D. Nauth

Nauth LPC

217 Queen Street West, Suite 401

Toronto, Ontario M5V 0R2

(416) 477-6031

Caary Capital Ltd., a corporation formed as a “Federal” corporation under the laws of Canada and domiciled in the Province of Ontario (the “Company,” “we,” “our,” or “Caary”), is offering (i) up to 18,181,818 (the “Maximum Offering”) Class A Common Shares, no par value per share (the “Common Shares”) of the Company and (ii) up to 2,727,273 Common Shares, representing Bonus Shares, as defined and described below to be sold in this Tier 2 Offering (this “Offering”) pursuant to Regulation A under the Securities Act of 1933, as amended (the “Securities Act”). The Common Shares are being offered at a purchase price of $1.10 per share on a “best efforts” basis. The Bryn Mawr Trust Company of Delaware, a Delaware Limited Purpose Trust Company, as escrow agent (in such capacity, the “Escrow Agent”), will hold the proceeds of this Offering, which will be transferred to the Company at each closing. The first closing will occur at any time upon the Company requesting the release from escrow of the proceeds received from investors. Thereafter, the Company may continue to undertake one or more closings on a rolling basis, at which time additional proceeds the Escrow Agent holds will be released to the Company. Each investor must invest a minimum of $440.00; however, we reserve the right to waive this minimum in our sole discretion. This Offering will terminate on the earlier of the date on which (i) the Maximum Offering is sold, or (ii) the board of directors of the Company (the “Board”) elects to terminate this Offering (either such case, the “Termination Date”). We expect to commence the sale of the Common Shares on the date on which the SEC qualifies the offering statement of which this offering circular is a part.

The Company has engaged StartEngine Primary LLC (“StartEngine”), a Delaware limited liability company, registered with the SEC and a Financial Industry Regulatory Authority (“FINRA”) and Securities Investor Protection Corporation (“SIPC”) registered broker-dealer, to provide broker-dealer services in connection with this Offering. StartEngine will be paid (i) as described in further detail below, a brokerage commission, in cash, equal to 7% of the aggregate Offering Price of all Common Shares sold in this Offering and (ii) an “advance fee” of $15,000, before the commencement of this Offering, for out-of-pocket accountable expenses. No Company officer or director who introduces friends, family members and business acquaintances to any selling agent in this Offering will receive commissions or any other remuneration from any such sales.

For the avoidance of doubt, the Broker does not and will not solicit purchases of Common Shares or make any recommendations regarding the Common Shares to prospective investors.

In addition to, and in conjunction with, the 18,181,818 Common Shares offered for sale to investors in this Offering by the Company, the Company is offering investors up to 2,727,273 Common Shares as Bonus Shares (“Bonus Shares”), in each case depending on, and determined on the basis of, a given investor’s investment level. No additional consideration will be received by the Company for its issuance of Bonus Shares, and it will absorb all costs of the Bonus Shares’ issuance. See “Plan of Distribution” for further details.

No application is currently being prepared for the Common Shares to trade on any public market. As a result, the Common Shares sold in this Offering may not be listed on a securities exchange or quoted on an alternative trading system for an extended period of time, if at all. If the Common Shares are not listed on a securities exchange or quoted on an alternative trading system, it may be difficult to sell or trade in the Common Shares. There can be no assurance that a liquid market for the Common Shares will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell the Common Shares easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Common Shares and investors wishing to sell the Common Shares might therefore suffer losses.

Investing in the Common Shares involves a high degree of risk. These are speculative securities. An investor should purchase the Common Shares only if the investor can afford a complete loss of the investment. See “Risk Factors” for a discussion of certain risks that the investor should consider in connection with an investment in the Common Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED, INCLUDING THE COMMON SHARES, OR THE TERMS OF THIS OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THE COMMON SHARES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE COMMON SHARES OFFERED ARE EXEMPT FROM REGISTRATION.

NOTICE TO FOREIGN INVESTORS

IF THE INVESTOR LIVES OUTSIDE OF THE UNITED STATES, IT IS THE INVESTOR’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN INVESTOR.

	Price to Public			Underwriting Discount and Commissions(1)		Proceeds to the Company		Proceeds to Other Persons
Per Share, as to each Share sold in this Offering:		$1.10	(3)		$0.0385		$1.0615		$0.00
StartEngine Primary processing fee per Share(2)		$0.0385		$		$		$
Price per Share plus processing fee		$1.1385		$		$		$
Total minimum:	$	N/A		$	N/A	$	N/A	$	N/A
Total maximum with processing fee(4):		$20,700,000			$700,000		$20,000,000		$0.00

Notes:

(1)	The Company has engaged (i) StartEngine Primary, LLC “StartEngine Primary”) to act as the broker-dealer of this Offering, as set forth in “Plan of Distribution,” and (ii) StartEngine Primary’s affiliate StartEngine Crowdfunding, Inc. (“StartEngine Crowdfunding”) to perform administrative and technology-related functions in connection with this Offering. The Shares are being offered on a “best efforts” basis through StartEngine Primary. Under the posting agreement that documents the engagement, StartEngine Primary will be paid a cash commission equal to 7% of the aggregate Offering Price of all Shares sold to investors in this Offering. The cash commission, which is potentially $1,400,000, will in turn be broken out between (i) a 3.5% distribution fee, to be paid entirely by the Company, and (ii) a 3.5% processing fee, to be paid (A) by each investor, up to a maximum of $750 per investor, on the first $20,000 of the investor’s Share purchase and (B) by the Company on that portion, if any, of the investor’s purchase that exceeds $20,000. In addition to the aforementioned cash commission, StartEngine Primary will earn a securities commission, payable in Shares, equal to 1% of all Shares sold to investors in this Offering (not counting any Bonus Shares issued by the Company to investors in connection with any such sales) at an exercise price of $1.10 per share. Finally, the Company has paid StartEngine Primary a $15,000 “advance fee” for out-of-pocket accountable expenses anticipated, before commencement of this Offering, to be incurred by StartEngine Primary, which will return to the Company any unused portion of the advance fee corresponding to expenses that StartEngine Primary does not actually incur. FINRA fees are to be paid by the Company. The figures in the column captioned “Underwriting Discounts and Commissions” do not include processing fees paid directly to StartEngine Primary by investors. We may be required to indemnify StartEngine Primary and possibly other parties with respect to disclosures made in this Offering Circular. We reserve the right, in connection with this Offering, to enter into posting agreements with equity crowdfunding firms not associated with FINRA member firms, for which we may pay non-contingent fees as compensation. See “Plan of Distribution” in this Offering Circular for details regarding the compensation payable to third-parties in connection with this Offering.

(2)	Investors will be required to pay directly to StartEngine Primary a processing fee equal to 3.5% of the investment amount at the time of the investors’ subscription (excluding Bonus Shares). The processing fee shall not exceed $700 for any investor. See “Plan of Distribution” for additional discussion of this processing fee. Assuming the offering is fully subscribed (excluding Bonus Shares), investors would pay StartEngine Primary total processing fees of $700,000. This amount is included in the Total Maximum offering amount since it counts towards the rolling 12-month maximum offering amount that the company is permitted to raise under Regulation A. However, it is not included in the gross proceeds received by the company.

(3)	Does not include any applicable effective per-Share discount that would result from the issuance of Bonus Shares. For details of the effective discounts under different scenarios, see “Plan of Distribution” in this Offering Circular.

(4)	The columns “Total Maximum with processing fee—Price to Public” and “Total Maximum with processing fee—Proceeds to the Company” include $3,000,000, the value of the Bonus Shares (assuming the maximum number of Bonus Shares are issued in this Offering); provided, however, the company shall not receive such amounts because investors are not paying the purchase price for such Bonus Shares.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A PROMULGATED UNDER THE SECURITIES ACT. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY US CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

The Company is following the “Offering Circular” format of disclosure under Regulation A promulgated under the Securities Act.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to rely on the provisions that relate to “Emerging Growth Companies” under the Jumpstart Our Business Startups Act of 2012. See “Implications of Being an Emerging Growth Company.”

i

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

In this offering (this “Offering”), we are offering to sell, and seeking offers to buy, Class A Common Shares, no par value per share (the “Common Shares”), of Caary Capital Ltd., a corporation formed as a “Federal” corporation under the laws of Canada and domiciled in the Province of Ontario (the “Company,” “we,” “our,” and “us”), only in jurisdictions where such offers and sales are permitted. Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date or as of the respective dates of any documents or other information incorporated herein by reference, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of the Common Shares shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

This Offering Circular is part of an offering statement (the “Offering Statement”) that we filed with the Securities and Exchange Commission (the “SEC”) using a continuous offering process. Periodically, we may provide an Offering Circular supplement that would add, update, or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. The Offering Statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. This Offering Circular also includes statistical and other market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations. All references in this Offering Circular to “$” or “dollars” are to United States dollars, unless specifically stated otherwise. All references in this Offering Circular to “C$” are to Canadian dollars.

CERTAIN TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous, or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the Common Shares. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in the Common Shares. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms, or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions, and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are not subject to the ongoing reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”), because we are not registering the Common Shares under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the Company’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the Company’s liquidity, capital resources, and results of operations, and two years of audited financial statements);

●	semiannual reports (including disclosure primarily relating to the Company’s interim financial statements and MD&A); and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which the Offering Statement was qualified, if the securities of each class to which the Offering Statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, so long as we remain a company with less than $1.07 billion in total annual gross revenues during our last fiscal year, which is currently the case, we will be an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”);

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and Chief Executive Officer pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since this Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the SEC’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or Chief Executive Officer pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

v

SUMMARY

This Offering summary highlights material information regarding our business, and this Offering. Because it is a summary, it may not contain all of the information that is important to you. To understand this Offering fully, you should read the entire Offering circular carefully, including the “Risk Factors” section, before making a decision to invest in the Company. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements” above.

Our Business

The Company was incorporated on October 4, 2019, as a “Federal” corporation under the laws of Canada and domiciled in the Province of Ontario. We are a financial technology (“FinTech”) company engaged in developing an innovative credit facility model utilizing a Caary-branded business credit card and charge card issued on Mastercard’s global merchant network, as well as an integrated business expense management platform. We released our initial products during the third quarter of 2021. In addition, we will be offering risk priced credit offerings to our clients. These offerings will include an installment loan offer scheduled for release in the fourth quarter of 2022. This offering will provide clients the opportunity to buy certain capital items or other significant expenses required for their business and pay later. As Caary establishes a history with our client base we will also offer risk-priced revolving rates on the credit limits we establish for our clients associated with the credit card product. This risk-priced revolving credit offer we expect to make available to clients in the first quarter of 2023. While we will initially offer our products solely to Canadian small and medium-sized enterprises (“SMEs”), we plan to offer our products to SMEs in the United States with a targeted launch in the third quarter of 2023.

Several limitations presently exist for SMEs and their founders in Canada and the United States with respect to business credit cards offered by legacy financial institutions, including a common requirement for founders to provide a personal guarantee, fee schedules which often prove costly even with limited usage, and credit card rewards programs which typically offer lower earning rates than personal credit cards. Furthermore, although many advanced solutions for tracking and managing business expenses are currently offered to SMEs, most require a degree of manual reconciliation with minimal or no synchronization with an organization’s credit cards and accounting system.

Our credit facility model will enable SMEs to obtain near-instant approval of business credit card and charge card applications. Uniquely, we will evaluate applications for business credit cards primarily based on the applicant’s cash balance history, current cash balance, cash flows, assets and holdings, as opposed to a personal guarantee. To mitigate credit risk, our customers may be required to maintain a certain balance of assets at all times as a protective measure against potential credit events, which we anticipate will reduce default rates compared to industry averages. Additionally, we will offer an artificial intelligence (“AI”) and cloud computing-driven business expense management platform, which will automate the organization and reconciliation of SME business expenses and integrate with common accounting platforms, including FreshBooks, NetSuite, Sage, QuickBooks, Wave, and Xero.

In addition to our credit facility model and integrated business expense management platform, we are currently developing reporting, analytics, and forecasting services for customers, as well as “white label” services allowing go to market partners to utilize our user interface, decisioning engine, data ingestion capabilities, and branded or unbranded card platform. These services will be made available at the discretion of our management based on actual or anticipated market demand. However, we currently expect to begin offering reporting, analytics, forecasting, and white label services during the second quarter of 2023.

Our technologies and services offerings are described in greater detail in “Description of Business” below together with a detailed description of our entire business.

Our personnel include forty-one full-time employees and one part-time employee.

The Company is hereby offering for sale, on a “best efforts” basis, up to 18,181,818 Common Shares, subject to the conditions set forth in “Plan of Distribution” and “Securities Being Offered.” As of the date of this Offering Circular, there is no public market for the Company’s securities, and no such public market may ever develop. An investment in the Common Shares involves a high degree of risk. You should purchase Common Shares only if you can afford to lose your entire investment (see “Risk Factors” beginning on page7 of this Offering Circular).

In addition to, and in conjunction with, the 18,181,818 Common Shares offered for sale to investors in this Offering by the Company, the Company is offering investors up to 2,727,273 Bonus Shares, in each case depending on, and determined on the basis of, a given investor’s investment level. No additional consideration will be received by the Company for its issuance of Bonus Shares, and it will absorb all costs of the Bonus Shares’ issuance. See “Plan of Distribution” for further details.

Our principal place of business and mailing address is Caary Capital Ltd., 186 Bartley Drive, Toronto, Ontario, Canada M4A 1E1, and our telephone number is 1-833-962-2279. Our website address is www.caary.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Description of Property

We do not own any facilities and do not expect to do so in the immediate future. We lease offices at 186 Bartley Drive, Toronto, Ontario, Canada, M4A 1E1 and 325 Front Street West, Suite 400, Toronto, Ontario, Canada, M5V 2Y1. All of the Company’s personnel operate from these offices or virtually from remote locations.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks, which are more fully described in the section titled “Risk Factors” beginning on page 7. These risks include, among others:

Business and industry risks, including:

●	We have a history of losses and can provide no assurance of our future operating results.

●	The Company was recently formed and has limited operating history and revenues.

●	We may not have adequate capital to fund our business and may need substantial additional funding to continue operations. We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

●	Potential changes in SME and business banking regulations or market dynamics may negatively affect our operating results.

●	We have limited existing brand identity and customer loyalty as we rely heavily on strategic partnerships to facilitate our growth. If we fail to build strong partnerships we will not generate the volume of business anticipated, and our business could suffer.

●	Our success is dependent on the completed development and potential performance of our credit adjudication model and business expense management platform.

●	If we do not effectively manage our credit risk relating to our credit model, we could experience delinquency or losses at a rate higher than anticipated which could have a material adverse effect on our financial condition and results of operation.

●	Our relationships with Mastercard, Peoples Trust Company, G&D and i2c are crucial elements of our products.

●	Regulations in certain jurisdictions may restrict our business from operating as intended or at all.

●	We will need to increase the size of our organization, and we may be unable to manage rapid growth effectively.

●	We are not subject to Sarbanes-Oxley and lack the internal controls over financial reporting required of public companies.

●	The successful development of our credit adjudication model and business expense management platform is highly speculative and is dependent on numerous factors, many of which are beyond our control.

●	New products and services may subject us to additional risks. A failure to successfully manage these risks may have a material adverse effect on our business.

●	We may face significant competition in Canada and in other markets where we decide to operate in the future, including the United States.

●	Our revenue could fluctuate from period to period, which could have an adverse material impact on our business.

●	If we are unable to effectively protect our intellectual property and trade secrets, it may impair our ability to compete.

●	Computer, website and/or information system breakdowns, as well as cyber security attacks, could affect our business.

●	We depend on third-party providers for a reliable Internet infrastructure as well as other aspects of our technology and applications and the failure of these third parties, or the Internet in general, for any reason would significantly impair our ability to conduct our business.

●	Compliance with laws and regulations anti-money laundering and anti-terrorist financing laws and regulations, and our failure to comply with such laws could harm our business.

●	Compliance with laws and regulations designed to protect personal data, and our actual or perceived failure to adequately protect personal data, could harm our business.

●	We may be involved in legal and regulatory proceedings.

●	The liability of our directors and officers and others is limited under certain circumstances.

●	Our executive officers, directors and insider shareholders beneficially own or control a substantial portion of the outstanding Common Shares.

●	Because we do not have an audit or compensation committee, shareholders will have to rely on management to perform these functions.

●	We may have difficulty retaining and acquiring personnel.

●	Our directors and officers may have conflicts of interest.

●	Our financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) accounting principles.

●	Public health epidemics or outbreaks could adversely impact our business.

●	Fraud such as third party fraud, vendor fraud, merchant fraud and employee fraud could adversely impact our business.

Risks related to this Offering and the Common Shares, including:

●	The Common Shares are being offered on a “best efforts” basis and we may not raise the Maximum Amount being offered.

●	If the Maximum Offering is not raised, it may increase the amount of additional equity we need to raise.

●	This Offering is being conducted without the benefit of an underwriter, who could have confirmed the accuracy of the disclosures in this Offering Circular.

●	We intend to list the Common Shares for trading on a securities exchange, which would increase our regulatory burden; however, it is uncertain when the Common Shares will be listed on an exchange for trading, if ever.

●	If the Common Shares become subject to the penny stock rules, it would become more difficult to trade the Common Shares.

●	We have broad discretion in how we use the proceeds of this Offering and may not use these proceeds effectively, which could affect our results of operations and cause the price of our Common Shares to decline.

●	We may incur increased costs as a result of our public reporting obligations, and our management team will be required to devote substantial time to new compliance initiatives.

●	We may lose our status as a foreign private Company in the United States, which would result in increased costs related to regulatory compliance under United States securities laws.

●	We do not intend to pay dividends on the Common Shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the Common Shares.

●	We may terminate this Offering at any time during the Offering Period and do not have a minimum capitalization.

●	Terms of subsequent financings, if any, may adversely impact investors’ investments.

●	We determined the offering price for the Common Shares being sold in this Offering.

●	If an investor purchases Common Shares in this Offering, the investor will incur immediate and substantial dilution in the book value of the Common Shares.

●	We are offering a discount on our stock price to certain classes of investors.

Regulation A+

We are offering the Common Shares pursuant to rules of the SEC mandated under the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer securities of up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we are required to publicly file annual, semiannual, and current event reports with the SEC.

THIS OFFERING

Company:	Caary Capital Ltd., a corporation formed as a “Federal” corporation under the laws of Canada and domiciled in the Province of Ontario.

Shares Offered:	Maximum of 20,909,091 Common Shares, with up to 18,181,818 Common Shares at an offering price of $1.10 per Common Share, no par value per share plus up to 2,727,273 additional Common Shares to be issued as Bonus Shares for no additional consideration.

Minimum Investment:	$440.00 per investor.

Common Shares Outstanding before this Offering:	183,255,017 Common Shares.

Common Shares Outstanding after this Offering:	204,164,108 Common Shares, if the Maximum Offering is sold, and assuming all Bonus Shares are sold.

Use of Proceeds:

If we sell all of the 18,181,818 Common Shares being offered, our net proceeds (after deducting fees and commissions and estimated offering expenses) will be approximately $18,385,000. We will use these net proceeds for cash reserves, working capital, technology development, marketing and business development, as described in “Use of Proceeds to Company” beginning on page 23.

Risk Factors:	Investing in our Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 7.

RISK FACTORS

An investment in the Common Shares involves a high degree of risk. Each investor should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the price of the Common Shares could decline and the investors may lose all or part of their investments. See “Cautionary Statement Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

Risks Related to our Business and Industry

We have a history of losses and can provide no assurance of our future operating results.

As we are engaged in developing and have only recently released and commenced generating revenue from our credit facility model, integrated business management expense platform and reporting, analytics, forecasting, and white label services, we have experienced net losses and negative cash flows from operating activities, and we expect such losses and negative cash flows to continue in the foreseeable future. At March 31, 2022, the Company had positive working capital of C$821,716 and a cumulative loss since inception of C$(7,692,211). The Company has a need for equity capital and financing for working capital and development of its projects. The Company’s continuance as a going concern is dependent upon its ability to obtain adequate financing and to reach profitable levels of operation. It is not possible to predict whether financing efforts will be successful or if the Company will attain profitable levels of operations. Management believes it will be successful in raising the necessary funding to continue operations in the normal course of operations, however, there is no assurance that funds will continue to be available on terms acceptable to the Company or at all. The Company has not yet achieved profitable operations and expects to incur further losses in the development of its business, prior to becoming profitable. These factors indicate that there are material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern.

Our financial statements do not reflect adjustments to the carrying value of assets and liabilities that would be necessary should the Company be unable to continue operations and such adjustments could be material.

The Company was recently formed and has limited operating history and revenues.

The Company is engaged in developing a technology platform with the ability to issue a corporate credit card and charge card, utilizing a unique credit adjudication and credit facility model, integrated business expense management platform and reporting, analytics, forecasting and white label services. We have no operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that we will achieve or sustain profitability. Our prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results will depend upon many factors, including, but not limited to, our success in attracting necessary financing, such as that contemplated in this offering, or obtaining financing from other sources, establishing credit or operating facilities, our ability to develop new products, our ability to successfully market our products and attract customers, our ability to control operational costs, and our ability to retain motivated and qualified personnel, legal and regulatory developments in the jurisdictions in which we operate, as well as the general economic conditions which affect our customers We cannot assure you that we will successfully address any of these risks.

We may not have adequate capital to fund our business and may need substantial additional funding to continue operations. We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

We have recently commenced revenue generating operations and are therefore dependent on securing sufficient capital to fund the further development of our credit facility model, integrated business expense management platform and reporting, analytics, forecasting, and white label services, as well as any other products that we may identify and develop from time to time. Although we believe that we will, assuming this Offering is fully subscribed, have sufficient capital following the completion of this Offering to fund our planned operations for the next 12 months, we may require additional funding in the future. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We may require additional capital for the development of our business operations and commercialization of the products we are currently developing or may develop in the future. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we will need to obtain additional funding in order to continue our operations. We may not be able to raise needed additional capital or financing due to market conditions or for regulatory or other reasons. We cannot assure that we will have adequate capital to conduct our business. If additional funding is not obtained, we may need to reduce, defer or cancel development efforts or overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

Potential changes in SME and business banking regulations or market dynamics may negatively affect our operating results.

The viability of our business substantially relies upon gaps in the offerings of legacy financial institutions and creditors which place an undesirable burden on SMEs and their founders and offer limited value. In particular, business credit instruments from legacy financial institutions typically require founders to provide a personal guarantee to access credit, impose fees which often prove costly even with limited usage, and offer credit card rewards programs with lower earning rates than personal credit cards on average, in addition to other shortcomings. Furthermore, although many advanced solutions for tracking and managing business expenses are currently offered to SMEs, most require a degree of manual reconciliation with minimal or no synchronization with an organization’s credit cards. While past patterns in SME and business banking do not suggest that any changes to their offerings to address these gaps are imminent, such changes would be likely to impair our value proposition to our target customer base.

We have limited existing brand identity and customer loyalty as we rely heavily on strategic partnerships to facilitate our growth. If we fail to build a strong partnerships we will not generate the volume of business anticipated, and our business could suffer.

Because we are engaged in developing a technology platform with the ability to issue a corporate credit card and charge card, and have not yet released and commenced generating revenue from, our credit  facility model, integrated business management expense platform and reporting, analytics, forecasting, and white label services, we currently do not have a strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers once we have a commercially viable product. In order to attract customers to our subsidiary products, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our efforts to market our products and establish our brand are not successful, our ability to earn revenues and sustain our operations could be harmed.

Our success is dependent on the completed development and potential performance of our credit facility model and business expense management platform.

Because we are still developing our credit facility model, integrated business expense management platform and reporting, analytics, forecasting, and white label services, a number of factors, including technological and regulatory barriers in the markets in which we operate, could delay or prevent the potential launch of such products or limit our potential profitability. As these are our only products in development at this time, our overall financial performance is directly tied to their completed development and potential performance.

If we do not effectively manage our credit risk relating to our credit facility model, we could experience delinquency or losses which could have a material adverse effect on our financial condition and results of operation.

Providing credit to SMEs involves risk, including risks inherent in dealing with individual borrowers, risks of nonpayment, risks resulting from uncertainties as to cash flows available to service debt, and risks resulting from changes in economic and market conditions. Part of our value proposition is our ability to issue credit facilities to SME customers without a personal guarantee from their founders, which is a standard practice in business banking. Although our management team believes that our credit risk approval and monitoring procedures are prudent and sufficient to mitigate potential excessive delinquency of customers’ credit accounts, we may nonetheless fail to identify or reduce credit risks, and we cannot completely eliminate all credit risks related to our credit facility model. If the overall economic climate in the markets in which we operate experience material disruption, our borrowers may experience difficulties in repaying loaned amounts, and the level of nonperforming loans, charge-offs and delinquencies could rise and require additional provisions for loan losses, which would cause our net income and return on equity to decrease.

Credit card businesses also carries fraud risk, such as third party fraud, vendor fraud, merchant fraud and employee fraud.

Our relationships with Mastercard, Peoples Trust Company, G&D, and i2c are crucial elements of our products.

Based on current agreements and technological setups, our customers will be able to utilize their respective credit facilities through virtual and/or physical credit cards issued by Peoples Bank, a Canadian financial services provider, on the global Mastercard merchant network (operated by Mastercard Incorporated) to make purchases and payments in person as well as virtually through online or telephone orders. G&D provides us with the ability to issue physical credit cards and PIN mailer. Additionally, the Company will rely on i2c to manage electronic payments on the Company’s expense management platform, as well as to detect fraudulent activity on customers’ accounts. Caary has also engaged MasterCard to help manage third party fraud.

In the event that our relationships with Mastercard, Peoples Trust Company, G&D or i2c are suspended, terminated, or compromised, the potential value of our credit facility model and business expense management platform could become substantially impaired. To mitigate this risk, we have retained personnel with extensive experience in managing payment card products for major financial institutions who work to ensure that our relationships with Mastercard, Peoples Trust Company, and i2c remain in good standing. However, we can provide no assurance that we will be successful in maintaining our relationships with these parties and that our license to issue credit cards on the global Mastercard merchant network, or ability to manage electronic payments, will not be suspended, terminated, or compromised. Any such developments could have a material adverse effect on our business, financial condition, and results of operations.

Regulations in certain jurisdictions may restrict our business from operating as intended or at all.

We have investigated potential regulatory hurdles to implementing our credit facility model, integrated business expense management platform, and reporting, analytics, forecasting, and white label services in Canada and the United States, as well as their respective territories, provinces, states, districts, and dependencies, as applicable, and do not currently foresee any substantial regulatory restrictions to developing and releasing these products. It is possible that regulations, whether new or existing and unknown, may prevent releasing such products in their intended form or at all in certain jurisdictions. We intend to retain legal counsel who can navigate regulatory landscapes in which we will operate to mitigate this risk. However, we can provide no assurance that we will not in the future become subject to regulations which restrict or prevent us from developing or implementing our credit facility model, integrated business expense management platform, and reporting, analytics, forecasting, and white label services. Any such restrictions could have a material adverse effect on our business, financial condition, and results of operations.

We will need to increase the size of our organization, and we may be unable to manage rapid growth effectively.

Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address the continued development and release of new products and potential internal growth to handle licensing and research activities. This expansion will place a significant strain on management, operational and financial resources. To manage the expected growth of our operations and personnel, we must continue to improve our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand further our finance, administrative, and operations staff. Our current personnel, systems, procedures and controls may not adequately support future operations. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.

We are not subject to Sarbanes-Oxley and lack the internal controls over financial reporting required of public companies.

We currently do not have the internal infrastructure necessary, and are not required, to complete an attestation about our internal controls over financial reporting that would be required under Section 404 of the Sarbanes-Oxley Act. As a result, we may fail to identify material deficiencies or weaknesses in the quality of such internal controls. We may in the future be required, by Sarbanes-Oxley or other applicable laws (including exchange and market regulations) to establish and maintain appropriate internal controls over financial reporting. Establishing such controls may require us to incur significant expenses and diversion of management’s time. Failure to establish appropriate controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations.

In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

The successful development of our credit facility model, integrated business expense management platform, and reporting, analytics, forecasting, and white label services is highly speculative and is dependent on numerous factors, many of which are beyond our control.

The Company was formed to engage in developing a credit facility model, integrated business expense management platform, and reporting, analytics, forecasting and white label services and we have limited revenue-generating operations. Our business is dependent on the development and implementation of such products, or the identification and development of new products and services, all of which are highly speculative and subject to numerous risks and uncertainties. For example, our business is dependent on our success in:

●	establishing brand recognition and customer loyalty;

●	increasing the number and total volume of credit products extended to customers;

●	successfully developing and deploying new products;

●	competing with other companies that are currently in, or may in the future enter, the business of providing credit and business expense management solutions to SMEs;

●	managing growth in administrative overhead costs;

●	navigating economic conditions and fluctuations in the credit market;

●	managing the growth of our business; and

●	expanding our business into adjacent markets

There is no assurance that we will succeed in addressing these risks and uncertainties or that we will generate significant revenues or profits. An investment in the Common Shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

New products and services may subject us to additional risks. A failure to successfully manage these risks may have a material adverse effect on our business.

From time to time, we may develop and implement new products and services. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new products and services, we may invest significant time and resources. Initial timetables for the introduction and development of new products or services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives, and shifting market preferences, may also impact the successful implementation of a new product or service. Failure to successfully manage these risks in the development and implementation of new products or services could have a material adverse effect on our business, results of operations and financial condition.

We may face significant competition in Canada and in other markets where we decide to operate in the future, including the United States.

We may face significant competition in Canada and in other markets where we decide to offer our credit facility model, integrated business expense management platform, and reporting, analytics, forecasting, and white label services, or other products and services which we have not yet identified or developed, including the United States. Many of our competitors may have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing organizations. Additional mergers and acquisitions in our industry may result in even more resources being concentrated in our competitors. As a result, these companies may obtain market acceptance more rapidly than we can and may be more effective as well. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Competition may increase further as a result of advances in the commercial applicability of financial technologies, potential regulatory changes which could make the marketplace more competitive, and/or adjustments to SME credit and expense management offerings from incumbent financial institutions and financial technology firms.

Our revenue could fluctuate from period to period, which could have an adverse material impact on our business.

Our revenue may fluctuate from period-to-period in the future due to a variety of factors, many of which are beyond our control. Factors relating to our business that may contribute to these fluctuations include the following events, as well as other factors described elsewhere in this Offering Circular:

●	Changes in provincial/state and federal government regulations, international government laws and regulations or the enforcement of those laws and regulations; and

●	General economic and political conditions, both domestically and internationally, as well as economic and political conditions specifically affecting SMEs or “non-traditional” credit products.

As a result of these and other factors, the results of operations for any quarterly or annual period may differ materially from the results of operations for any prior or future quarterly or annual period and should not be relied upon as indications of our future performance.

If we are unable to effectively protect our intellectual property and trade secrets, it may impair our ability to compete.

Our success will depend in part on our ability to obtain and maintain meaningful intellectual property protection for our intellectual property. The names and/or logos of our brands may be challenged by holders of trademarks who file opposition notices, or otherwise contest, trademark applications by us. Similarly, domains owned and used by us may be challenged by others who contest our ability to use the domain name or URL. Patents, trademarks and copyrights that have been or may be obtained by us may be challenged by others, or enforcement of the patents, trademarks and copyrights may be required. We also rely upon, and will rely upon in the future, trade secrets. While we use reasonable efforts to protect these trade secrets, we cannot assure that our employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose our trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. If we are unable to defend our trade secrets from others’ use, or if our competitors develop equivalent knowledge, it could have a material adverse effect on our business. Any infringement of our patent, trademark, copyright or trade secret rights could result in significant litigation costs, and any failure to adequately protect our trade secret rights could result in our competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenues. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect our rights to the same extent as do the laws of the United States. Therefore, we may not be able to protect our existing patent, copyright, trademark and trade secret rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using our existing patent, copyright, trademark and trade secret rights could be expensive and time consuming, and the outcome of such a claim is unpredictable. Such litigation could result in diversion of resources and could materially adversely affect our operating results.

Computer, website and/or information system breakdowns, as well as cyber security attacks, could affect our business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair our ability to implement our business plans, leading to reduced revenue and/or reputational damage, which could have a material adverse effect on our financial results as well as the investor’s investment.

We will depend on third-party providers for a reliable Internet infrastructure as well as other aspects of our technology and applications and the failure of these third parties, or the Internet in general, for any reason would significantly impair our ability to conduct our business.

We will outsource some or all of our online presence, server needs, technology development and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, our business would be significantly damaged. As has occurred with many Internet-based businesses, we may be subject to “denial-of-service” attacks in which unknown individuals bombard our computer servers with requests for data, thereby degrading the servers’ performance. We cannot be certain we would be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or our ability to access the Internet was interfered with because of the failure of Internet equipment in general or if we become subject to malicious attacks of computer intruders, our business and operating results will be materially adversely affected.

Compliance with laws and regulations related to anti-money laundering and corruption, and our failure to comply with such laws and regulations could harm our business.

Once the Company starts offering money transfer solutions, the Company will be subject to a variety of state/provincial/territorial, national, foreign, and international laws and regulations that apply to anti- money laundering and anti-terrorist financing. The Company will be required to implement an anti-money laundering compliance program and appoint a compliance officer that ensures compliance with such laws and regulations. The Company will also have to comply with economic sanctions administered and enforced by Canadian government authorities that prohibit dealings with designated persons Our actual, perceived or alleged failure to comply with applicable anti-money laundering and anti-terrorist financing laws and regulations could result in enforcement actions and significant penalties against us, which could result in negative publicity, increase our operating costs, subject us to claims or other remedies and may harm our business and our investor’s investment.

Compliance with laws and regulations designed to protect personal data, and our actual or perceived failure to adequately protect personal data, could harm our business.

A variety of state/provincial/territorial, national, foreign, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data. These privacy and data protection-related laws and regulations are evolving, with new or modified laws and regulations proposed and implemented frequently and existing laws and regulations subject to new or different interpretations. Compliance with these laws and regulations can be costly and can delay or impede the development of new products. Our actual, perceived or alleged failure to comply with applicable laws and regulations or to protect personal data, including sensitive cardholder data and account information, could result in enforcement actions and significant penalties against us, which could result in negative publicity, increase our operating costs, subject us to claims or other remedies and may harm our business and our investor’s investment.

We may be involved in legal and regulatory proceedings.

From time to time, we may be a party to legal and regulatory proceedings, including matters involving governmental agencies, entities with whom we do business, customers, and other proceedings arising in the ordinary course of business. We will evaluate our exposure to these legal and regulatory proceedings and establish reserves for the estimated liabilities in accordance with generally accepted accounting principles. Assessing and predicting the outcome of these matters involves substantial uncertainties. Unexpected outcomes in these legal proceedings, or changes in management’s evaluations or predictions and accompanying changes in established reserves, could have an adverse impact on our financial results.

The liability of our directors and officers and others is limited under certain circumstances.

We may provide for the indemnification of directors, officers and others to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors, officers and others to us and our shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or others controlling or working with us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable. Despite this fact, if we provide such indemnification, then it could have a material adverse effect on us.

Our executive officers, directors and insider shareholders beneficially own or control a substantial portion of the outstanding Common Shares.

Our executive officers, directors and insider shareholders beneficially own or control a substantial portion of the outstanding Common Shares, which may limit an investor’s ability to propose or direct the management or overall direction of the Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of the Company that might otherwise result in an investor receiving a premium over the market price for the Common Shares. The majority of the currently outstanding Common Shares is beneficially owned and controlled by a group of insiders, including our directors, executive officers and inside shareholders. Accordingly, our directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. Such concentrated control of the Company may adversely affect the price of the Common Shares. Our executive officers, directors and insider shareholders may be able to control matters requiring approval by our shareholders, including mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for the Common Shares in the event that we merge with a third party or enter into different transactions which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for the Common Shares.

Because we do not have an audit or compensation committee, shareholders will have to rely on management to perform these functions.

We do not have an audit or compensation committee composed of independent directors or any audit or compensation committee. Our directors and management perform these functions as a whole. Thus, there is a potential conflict in that our directors and management will participate in discussions concerning director and management compensation and audit issues that may affect management decisions.

We may have difficulty retaining and acquiring personnel.

The loss of any member of our management team could have a material adverse effect on our business and results of operations. In addition, the inability to hire or the increased costs of hiring new personnel, including members of executive management, could have a material adverse effect on our business and operating results. The expansion of marketing and sales as well as our technology and product management will require us to find, hire and retain additional capable employees or consultants who can develop, understand, explain, market and sell our products. There is intense competition for capable personnel in all of these areas, and we may not be successful in attracting, training, integrating, motivating, or retaining new personnel, vendors, or subcontractors for these required functions. New employees and consultants often require significant training and, in many cases, take a significant amount of time before they achieve full productivity. As a result, we may incur significant costs to attract and retain employees and consultants, including significant expenditures related to salaries and benefits and other compensation expenses. We may lose new employees or consultants to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. In addition, as we move into new jurisdictions, we will need to attract and recruit skilled employees and consultants in those new areas.

Our directors and officers may have conflicts of interest.

We may be subject to various potential conflicts of interest because of the fact that some of our officers and directors may be engaged in a range of business activities. In addition, our officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company. In some cases, our officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to our business and affairs and that could adversely affect our operations. These business interests could require significant time and attention of our executive officers and directors.

Our financial statements have been prepared in accordance with IFRS accounting principles.

As a Canadian incorporated and resident company, our financial statements are prepared using IFRS accounting principles, which are different from the accounting principles under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). IFRS is an internationally recognized body of accounting principles that are used by many companies outside of the United States to prepare their financial statements. Regulation A permits Canadian issuers to prepare and file their financial statements in accordance with IFRS rather than U.S. Investors who are not familiar with IFRS may misunderstand certain information presented in our financial statements. Accordingly, we suggest that readers of our financial statements familiarize themselves with the provisions of IFRS accounting principles in order to better understand the differences between these two sets of principles.

Public health epidemics or outbreaks could adversely impact our business.

Since January 2020, there was a global outbreak of the novel strain of coronavirus, specifically identified as “COVID-19”, which has had a significant impact on businesses through the restrictions put in place by the Canadian federal, provincial and municipal governments regarding travel, business operations and isolation/quarantine orders. However, we believe Covid-19 has not had any material impact on our operations. We were founded just prior to the Covid-19 pandemic and had already established a virtual work environment. We have employees and service providers located on three continents and make good use of virtual collaboration tools such as Microsoft Teams and Zoom. From a customer perspective, we have one of the only fully digital customer application and onboarding processes in the Canadian small and medium enterprise space. By design, the our application process is fully digital end to end our platform enables clients to issue and manage their own cards under the approved credit authorization. As a result, we have been marketing, selling and onboarding clients throughout the pandemic.

Fraud such as third party fraud, vendor fraud, merchant fraud and employee fraud could adversely impact our business.

Fraud in the credit and charge card business is significant. We have put in place industry-leading measures to prevent and mitigate fraud. Our fraud team has more than 50 years of combined experience in managing fraud. We have also subscribed to services from MasterCard and i2c to implement rules to prevent fraud. Any fraud declines are monitored on a daily basis and reported weekly.

Risks Related to this Offering and the Common Shares

The Common Shares are being offered on a “best efforts” basis and we may not raise the Maximum Amount being offered.

Since we are offering the Common Shares on a “best efforts” basis, there is no assurance that we will sell enough Common Shares to meet our capital needs. If an investor purchases Common Shares, then the investor will do so without any assurance that we will raise enough money to satisfy the full use of proceeds that we have outlined in this Offering Circular or to meet our working capital needs.

If the Maximum Offering is not raised, it may increase the amount of additional equity we need to raise.

There is no assurance that the maximum number of Common Shares in this Offering will be sold. We believe that we will, assuming that we are able to raise a minimum of approximately $5,000,000 in this Offering, have sufficient capital following the completion of this Offering to fund our planned operations for the next 12 months. If we are unable to sell this amount in this Offering, we may need to incur debt or raise additional equity in order to finance our operations. Incurring debt will make less cash available for distribution to our shareholders after servicing the debt. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

This Offering is being conducted without the benefit of an underwriter, who could have confirmed the accuracy of the disclosures in this Offering Circular.

We have self-underwritten this Offering on a “best efforts” basis, which means that no underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the Offering Circular or to provide input as to this Offering price; we will attempt to sell the shares and there can be no assurance that all of the shares offered under the Offering Circular will be sold or that the proceeds raised from this Offering, if any, will be sufficient to cover the costs of this Offering; and there is no assurance that we can raise the intended Offering amount.

It is uncertain when the Common Shares will be listed on an exchange for trading, if ever.

No application is currently being prepared for the Common Shares to trade on a public market. As a result, the Common Shares sold in this Offering may not be listed on a securities exchange or quoted on an alternative trading system for an extended period of time, if at all. If the Common Shares are not listed on a securities exchange or quoted on an alternative trading system, it may be difficult to sell or trade in the Common Shares. There can be no assurance that a liquid market for the Common Shares will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell the Common Shares easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Common Shares and investors wishing to sell the Common Shares might therefore suffer losses.

Although to date we have not been subject to the continuous and timely disclosure requirements of Canadian securities laws or other rules, regulations and policies of a securities exchange or alternative trading system, we are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial management control systems to manage our obligations as a public company listed on a securities exchange or quoted on an alternative trading system. These areas include corporate governance, corporate controls, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal controls over financial reporting. However, we cannot assure holders of the Common Shares that these and other measures that we might take will be sufficient to allow us to satisfy our obligations as a public company listed on a securities exchange or quoted on an alternative trading system on a timely basis. In addition, compliance with reporting and other requirements applicable to public companies listed on a securities exchange or quoted on an alternative trading system will create additional costs for us and will require the time and attention of management. We cannot predict the amount of the additional costs that we might incur, the timing of such costs or the impact that management’s attention to these matters will have on our business.

If the Common Shares become subject to the penny stock rules, it would become more difficult to trade the Common Shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain and retain a listing or quotation of the Common Stock and if the price of the Common Stock is less than $5.00, the Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for the Common Stock, and therefore stockholders may have difficulty selling the Common Shares.

We have broad discretion in how we use the proceeds of this Offering and may not use these proceeds effectively, which could affect our results of operations and cause the price of our Common Shares to decline.

We will have considerable discretion in the application of the net proceeds of this Offering. We intend to use the net proceeds from this Offering for the purposes set forth in “Use of Proceeds”. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this Offering. We may use the net proceeds for purposes that do not end up yielding a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

We may incur increased costs as a result of our public reporting obligations, and our management team will be required to devote substantial time to new compliance initiatives.

We may become subject to the periodic reporting requirements for public reporting companies in the United States and Canada in the near future. Particularly after we are no longer an “emerging growth company,” we will continue to incur significant legal, accounting and other expenses that we have not incurred as a private company. Our management and other personnel would need to devote a substantial amount of time to comply with our reporting obligations. Moreover, these reporting obligations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

We may lose our status as a foreign private Company in the United States, which would result in increased costs related to regulatory compliance under United States securities laws.

The Company will cease to qualify as a “foreign private Company,” as defined in Rule 405 promulgated under the Securities Act and Rule 3b-4 promulgated under the Exchange Act, if, as of the last business day of our second fiscal quarter, more than 50 percent of the outstanding Common Shares are directly or indirectly owned by residents of the United States. If we determine that we fail to qualify as a foreign private Company, the Company will cease to be eligible to avail itself of the forms and rules designated for foreign private Companies beginning on the first day of the fiscal year following such determination. Among other things, this will result in loss of the exemption from registration under the Exchange Act provided by Rule 12g3-2(b) promulgated thereunder, and, if the Company is required to register the Common Shares under section 12(g) of the Exchange Act, we will have to do so as a domestic Company. Further, any securities that we issue in unregistered or unqualified offerings both within and outside the United States will be “restricted securities” (as defined in Rule 144(a)(3) promulgated under the Securities Act) and will continue to be subject to United States resale restrictions notwithstanding their resale in “offshore transactions” pursuant to Regulation S promulgated under the Securities Act. As a practical matter, this will likely require us to register more offerings of our securities under the Securities Act on either a primary offering or resale basis, even if they take place entirely outside the United States. The resulting legal and administrative costs of complying with the resulting regulatory requirements are anticipated to be substantial, and to subject the Company to additional exposure to liability for which we may not be able to obtain insurance coverage on favorable terms or at all.

We do not intend to pay dividends on the Common Shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the Common Shares.

We have never declared or paid any cash dividend on our Common Shares and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in the Common Shares will depend upon any future appreciation in their value. There is no guarantee that the Common Shares will appreciate in value or even maintain the price at which you purchased them.

We may terminate this Offering at any time during the Offering Period and do not have a minimum capitalization.

We reserve the right to terminate this Offering at any time, regardless of the number of Common Shares sold. In the event that we terminate this Offering at any time prior to the sale of all of the Common Shares offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by the Company and no funds will be returned to subscribers. We do not have a minimum capitalization, and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. We do not have any track record for self-underwritten Regulation A offerings, and there can be no assurance the Maximum Offering or any other amount will be sold in this Offering. There is no assurance that we will raise sufficient capital solely from this Offering to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Terms of subsequent financings, if any, may adversely impact investors’ investments.

We may have to engage in common equity or debt financings in the future. The rights and the value of each investor’s investment in the Common Shares could be reduced by the dilution caused by future equity issuances. Interest on debt securities could increase costs and negatively impact operating results. If we need to raise more equity capital from the sale of additional stock, institutional or other investors may negotiate terms at least as, and possibly more favorable than the terms of the investors’ investments.

We determined the offering price for the Common Shares being sold in this Offering.

We determined arbitrarily the price at which the Common Shares are being offered in this Offering. There is no relationship between the offering price and our assets, book value, net worth, or any other economic or recognized criteria of value. Rather, the price of the Common Shares was derived as a result of internal decisions based upon various factors, including prevailing market conditions, the Company’s future prospects and the Company’s capital structure. The price does not necessarily accurately reflect the actual value of the Common Shares or the price that may be realized upon disposition of the Common Shares.

If an investor purchases Common Shares in this Offering, the investor will incur immediate and substantial dilution in the book value of the Common Shares.

Each investor will suffer immediate and substantial dilution in the net tangible book value of the Common Shares the investor purchases in this Offering. Assuming an offering price of $1.10 per Common Share and that all 18,181,818 Common Shares are sold for estimated net proceeds of $18,385,000 (after deducting estimated offering expenses), investors purchasing Common Shares in this Offering will experience dilution of approximately $0.98 per Common Share in net tangible book value of the Common Shares. In addition, assuming the Maximum Offering amount is sold in this Offering, investors purchasing Common Shares will contribute over 47.25% of the total amount shareholders have invested in the Company since inception and will own approximately 9.03%2 of the Common Shares outstanding.

We are offering a discount on our stock price to certain classes of investors.

Certain classes of investors are entitled to Bonus Shares (effectively a discount) in this offering; see “Plan of Distribution.” These Bonus Shares immediately dilute the value of your stock. Therefore, the value of Common Shares of investors who pay the full price in this Offering will be diluted by investments made by investors entitled to these Bonus Shares, who will pay less for the same stake in the Company.

DILUTION

As at the date of this Offering Circular, an aggregate of 183,255,017 Common Shares are issued and outstanding. The price of the Common Shares under this Offering is higher than the average per share value of the Common Shares previously issued. Accordingly, investors who purchase Common Shares in this Offering will incur immediate dilution in the pro forma value of their Common Shares. This means that investors that purchase Common Shares will pay a price per share that exceeds the average per share value of the Company’s previously issued Common Shares.

The following table illustrates the approximate per share dilution to new investors, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Common Shares offering for sale in this Offering (after deducting our estimated offering expenses of $1,615,000, $1,215,000, $815,000, and $415,000, respectively):

	25%	50%	75%	100%
Offering Proceeds	$4,585,000	$9,185,000	$13,785,000	$18,385,000
Offering Price per Common Share	$1.10	$1.10	$1.10	$1.10
Pro forma net tangible book value per Common Share before the Offering(1)	$0.03	$0.03	$0.03	$0.03
Increase per Common Share attributable to investors in this Offering	$0.02	$0.05	$0.07	$0.09
Pro forma net tangible book value per Common Share after this Offering	$0.06	$0.08	$0.10	$0.12
Dilution to investors after this Offering	$1.04	$1.02	$1.00	$0.98

(1)	C$ converted to $ at a conversion rate of $0.80 per C$1.00.

The Company may from time-to-time issue additional Common Shares or other equity securities, which may result in dilution of existing shareholders if the Common Shares or other equity securities are sold at a price that is less than the average per share value of the Common Shares previously issued.

Furthermore, to whatever extent the issuance of Common Shares sold to investors in this Offering may be dilutive of the interests of existing Caary stockholders, any such dilutive effect may be magnified by the issuance of Bonus Shares, for which the Company will receive no additional consideration. Because the Company is unable to reasonably estimate how many investors will qualify for Bonus Shares in this Offering or the number of Bonus Shares likely to be issued to those investors that do in fact qualify, the Company is also unable to accurately assess the potential dilutive effect of any such issuance.

PLAN OF DISTRIBUTION

The Common Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act, for Tier 2 offerings, by the management of the Company on a “best-efforts” basis directly to purchasers who satisfy the requirements set forth in Regulation A. We have no minimum capitalization, and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements towards our offering (which include legal, accounting, printing, due diligence, marketing, selling and other costs incurred in this Offering), operating, technology development, marketing and business development expenses, as more specifically set forth in the “Use of Proceeds to the Company” beginning on page 23. There is no arrangement for the return of funds to investors if all of the Common Shares offered are not sold in this Offering.

The Company is offering for sale to investors, up to 18,181,818 Common Shares. In addition to, and in conjunction with, the 18,181,818 Common Shares offered for sale, the Company is offering, on the conditions set forth in this Offering Circular, up to 2,727,273 Bonus Shares, in each case depending on, and determined on the basis of, a given investor’s investment level. No additional consideration will be received by the Company for its issuance of Bonus Shares, and it will absorb all costs of the Bonus Shares’ issuance. If eligible for Bonus Shares, investors will receive the greater amount of Bonus Shares for which they are eligible and are not cumulative even if investors would qualify for multiple eligibility categories for receipt of Bonus Shares. See “Plan of Distribution” for further details. This Offering, which is not subject to the sale of any minimum number of Common Shares, is being conducted on a “best efforts” basis through StartEngine Primary and is not conditioned on the sale of any minimum number of Shares. No Company officer or director who introduces friends, family members and business acquaintances to any selling agent in this Offering will receive commissions or any other remuneration from any such sales. If investors purchase all of the Common Shares that we are offering for sale, our gross proceeds will be $20,000,000.

This Offering will expire on the earlier of the date on which (1) the Maximum Offering is sold, or (2) the board of directors of the Company (the “Board”) elects to terminate this Offering.

There is no arrangement to address the possible effect of this Offering on the price of the Common Shares.

We reserve the right to offer the Common Shares through broker-dealers who are registered with FINRA. The Company has engaged StartEngine Primary LLC, a Delaware limited liability company, and FINRA/SIPC registered broker-dealer (“StartEngine”), to provide broker-dealer services in connection with this Offering. StartEngine’s services include the review of investor information, including Know Your Customer data, Anti-Money Laundering and other compliance checks, and the review of subscription agreements and investor information.

As of the date of this Offering Circular, the Company is a party to a posting agreement with StartEngine Primary. Under that agreement, StartEngine Primary will receive a cash commission equal to 7% of the aggregate Offering Price of all Shares sold to investors in this Offering. The cash commission, which is potentially $1,400,000, will in turn be broken out between (i) a 3.5% distribution fee, to be paid entirely by the Company, and (ii) a 3.5% processing fee, to be paid (A) by each investor, up to a maximum of $750 per investor, on the first $20,000 of the investor’s Share purchase and (B) by the Company on that portion, if any, of the investor’s purchase that exceeds $20,000. In addition to the aforementioned cash commission, StartEngine Primary will earn a securities commission, payable in Shares, equal to 1% of all Shares sold to investors in this Offering (not counting Bonus Shares issued by the Company to investors in connection with any such sales). In accordance with FINRA Rule 5110(e)(1), for a period of 180 days after the Qualification Date, no Shares issued to StartEngine Primary (the “StartEngine Shares”) may be sold, transferred, assigned, or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of StartEngine Shares by any person. StartEngine Shares to be received by StartEngine Primary in connection with this Offering fully comply with lock-up restrictions pursuant to FINRA Rule 5110(e)(1) (subject to the exceptions set forth in FINRA Rule 5110(e)(2)).

Under the posting agreement with, StartEngine Primary, the Company has paid StartEngine Primary a $15,000 advance fee for out-of-pocket accountable expenses anticipated, before commencement of this Offering, to be incurred by StartEngine Primary, which will return to the Company any unused portion of the advance fee corresponding to expenses that StartEngine Primary does not actually incur. We may be required to indemnify StartEngine Primary and possibly other parties with respect to disclosures made in this Offering Circular. Any other fees that we may pay to StartEngine Primary or other third parties will not be commissions or considered as underwriting compensation. We reserve the right to enter into posting agreements with equity crowdfunding firms not associated with FINRA member firms in connection with this Offering, for which we may pay non-contingent fees as compensation.

Commissions, Discounts, Expenses and Fees

The following table shows the maximum discounts, commissions, and fees payable to StartEngine Primary in connection with this offering by the company:

StartEngine processing fee paid by investors to StartEngine (1)	$700,000
StartEngine commission paid by the company to StartEngine (2)	$700,000
Warrants issued to StartEngine (3)	181,818
StartEngine out of pocket expenses paid by the company (4)	$15,000

(1) Investors will be required to pay directly to StartEngine Primary a processing fee equal to 3.5% of the investment amount at the time of the investors’ subscription. The processing fee shall not exceed $700 for any investor.

(2) StartEngine Primary will receive commissions paid by the company of 3.5% of the offering proceeds.

(3) StartEngine Primary will be issued a warrant to purchase the number of shares of Common Stock equal to 1% of the Common Shares sold in this offering (excluding Bonus Shares), rounded to the nearest whole share. Assuming the company raises the maximum amount in this offering, it would issue a warrant to purchase 181,818 shares of Common Stock at $1.10 per share to StartEngine Primary. Any shares StartEngine Primary receives from the exercise of the warrants to purchase shares equal to 1% of the gross proceeds sold through StartEngine Crowdfunding, Inc. in this offering (excluding Bonus Shares) are subject to a 180 day lock-up period pursuant to FINRA Rule 5110(e)(1).

(4) The company will also pay $15,000 to StartEngine Primary for out of pocket accountable expenses paid prior to commencing. This fee will be used for the purpose of coordinating filings with regulators and conducting a compliance review of the company’s offering. Any portion of this amount not expended and accounted for will be returned to the company.

Assuming the full amount of the offering is raised, the company estimates that the total commissions, discounts, expenses and fees of the offering payable or owed to the company and the investors to StartEngine Primary will be approximately $1,615,000. No fees or commissions will be paid with respect to the issuance of Bonus Shares in this offering.

The company will pay a cash commission of 3.5% to StartEngine Primary on sales of the Common Shares, and the company will issue warrants for StartEngine Primary to purchase up to 1% of the Common Shares sold through StartEngine Primary (excluding Bonus Shares) at an exercise price of $1.10 per share. The company will also pay a $15,000 advance fee for reasonable accountable out of pocket expenses actually anticipated to be incurred by StartEngine Primary. Any unused portion of this fee not actually incurred by StartEngine Primary will be returned to the company. FINRA fees will be paid by the company. This does not include processing fees paid directly to StartEngine Primary by investors. StartEngine Primary will charge you a non-refundable processing fee equal to 3.5% of the amount you invest at the time you subscribe for our securities. The processing fee shall not exceed $700 for any investor.

StartEngine Primary, LLC will comply with Lock-Up Restriction required by FINRA Rule 5110(e)(1), not selling, transferring, assigning, pledging, or hypothecating or subjecting such to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities commission for a period of 180 days beginning on the date of commencement of sales of the public equity offering with respect to the Securities Commission, unless FINRA Rule 5110(e)(2) applies. Pursuant to FINRA Rule 5110(g), StartEngine Primary will not accept a securities commission in options, warrants or convertibles which violates 5110(g) including but not limited to (a) is exercisable or convertible more than five years from the commencement of sales of the public offering; (b) has more than one demand registration right at the issuer’s expense; (c) has a demand registration right with a duration of more than five years from the commencement of sales of the public offering; (d) has a piggyback registration right with a duration of more than seven years from the commencement of sales of the public offering; (e) has anti-dilution terms that allow the participating members to receive more shares or to exercise at a lower price than originally agreed upon at the time of the public offering, when the public shareholders have not been proportionally affected by a stock split, stock dividend, or other similar event; or (f) has anti-dilution terms that allow the participating members to receive or accrue cash dividends prior to the exercise or conversion of the security.

Bonus Shares for Perks:

Certain investors in this offering are eligible to receive Bonus Shares of Common Stock, which effectively gives them a discount on their investment. Those investors will receive, as part of their investment, additional shares for their shares purchased, i.e., Bonus Shares, up to 15% of the shares they purchase, depending upon perks described below. The StartEngine processing fee will be assessed on the full share price of $1.10 for the purchased shares, and not any Bonus Shares.

Volume

$2,500+ Investment: 5% Bonus Shares

$5,000+ Investment: 10% Bonus Shares

$10,000+ Investment: 15% Bonus Shares

At the time of each investor’s subscription for Shares, StartEngine Primary will charge the investor a processing fee equal to 3.5% of the subscription price, equivalent to $0.0385 per share. The processing fee will be nonrefundable, unless the Company raises no funds in this Offering.

TAX CONSEQUENCES FOR EACH INVESTOR (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

Generally speaking, Rule 3a4-1 under the Exchange Act, provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with a company that participate in an offering of the Company’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers or directors will be compensated in connection with their participation in this Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers or directors are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of this Offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any company more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii) except that for securities issued pursuant to Rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

Subscription Procedure

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under the Securities Act, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

1.	If you decide to subscribe for the Common Shares in this Offering, you should complete the following steps:

2.	Go to a designated website, and click on the “Offering Circular” button;

3.	After reviewing the Offering Circular, click on the “Invest Now” button;

4.	Complete the online investment form;

5.	Electronically receive, review, execute and deliver to us a subscription agreement.

6.	Deliver funds directly by check, wire, credit card or electronic funds transfer via ACH to the specified account or address; and

7.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. For all states in which the Broker is engaged, the Broker will review all subscription agreements completed by the investors, and the Company will review the subscription agreements in all other states. After the Broker or the Company, as applicable, has completed its review of a subscription agreement for an investment in the Company, the funds may be released from the designated account.

If the subscription agreement is not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all required information.

All funds tendered by investors will be deposited into an escrow account or digital wallet address at an escrow agent for the benefit of the Company. The Company has entered into an agreement (the “Escrow Agreement”) and made arrangements with The Bryn Mawr Trust Company of Delaware, as escrow agent (in such capacity, and not in its capacity as a Broker, the “Escrow Agent”) to place the funds received in a designated escrow account with the Escrow Agent. Neither the Company nor the investor will be entitled to any interest during the time the funds are in the escrow account of the Escrow Agent.

All funds received by wire transfer will be made available to the Company no later than one (1) business day following the receipt of the documents as described in more detail in section 4 of the Escrow Agreement, but funds transferred by ACH will be restricted for a minimum of three (3) business days to clear the banking system prior to deposit into the designated account.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, including any additional information requested by the Company to complete background checks, and in the event the Company receives subscriptions in excess of the Maximum Offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the Company has not set a maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by credit card or check will be returned to subscribers within 30 days of such rejection without deduction or interest. Upon acceptance of a subscription, the Company will send a confirmation of such acceptance to the subscriber.

The Broker has not investigated the desirability or advisability of investment in the Common Shares nor approved, endorsed or passed upon the merits of purchasing the Common Shares. The Broker is not participating as an underwriter or placement agent and under no circumstance will it solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. The Broker is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this Offering. Based upon the Broker’s anticipated limited role in this Offering, they have not and will not conduct extensive due diligence of this Offering, and no investor should rely on the involvement of the Broker in this Offering as any basis for a belief that it has done extensive due diligence. The Broker does not expressly or impliedly affirm the completeness or accuracy of the offering statement and/or this Offering Circular presented to investors by the Company. All inquiries regarding this Offering should be made directly to the Company.

Upon confirmation that an investor’s funds have cleared and the Company has requested the release from escrow of the funds and upon the transfer those funds to the Company, the Company will instruct the Transfer Agent to issue Common Shares to the investor. The Transfer Agent will notify an investor when Common Shares are ready to be issued and the Transfer Agent has established an account for the investor.

Transfer Agent

In addition to serving as the Company’s broker dealer and platform, the Company has also engaged StartEngine Primary LLC, and more specifically, StartEngine Secure LLC (“Secure”), a registered transfer agent with the SEC (the “Transfer Agent”), to serve as transfer agent to maintain shareholder information on a book-entry basis]

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

USE OF PROCEEDS TO COMPANY

If the Maximum Offering is sold, the maximum gross proceeds from the sale of our Common Shares will be $20,000,000. As of the date of this Offering Circular, $0.00 has been raised under this Offering. The net proceeds from the total Maximum Offering is expected to be approximately $18,385,000, after the payment of offering costs (including legal, accounting, printing, due diligence, marketing, selling and other costs incurred in this Offering).  The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ.

During the course of the Offering, the Company may issue Bonus Shares as described under “Plan of Distribution.” The issuance of Bonus Shares does not affect the potential proceeds that may be received by the Company.

To account for a varying potential use of funds from the low to high ends of this range, we provide a summary of the net amount of proceeds net of offering expenses at the maximum raise amount, as well as at the 25%, 50%, 75%. 100% intervals. The planned use of the net proceeds to us at each of these intervals will then be detailed by category, with each category described in detail afterward.

Net Proceeds to Company by Interval of Funds Raised

	25%	50%	75%	100%
Gross Proceeds	$5,000,000	$10,000,000	$15,000,000	$20,000,000
Offering Expenses	$415,000	$815,000	$1,215,000	$1,615,000
Net Proceeds to Company	$4,585,000	$9,185,000	$13,785,000	$18,385,000

Use of Proceeds by Interval of Funds Raised

All figures provided in this table are estimates and are subject to change based on adjustments to our business plan.

	25%	50%	75%	100%
Operations Support and Back Office Compliance	$802,375	$1,607,375	$2,412,375	$3,217,375
Technology Build for New Products and Product Enhancements	$1,146,250	$2,296,250	$3,446,250	$4,596,250
Global Market Launch	$573,125	$1,148,125	$1,723,125	$2,298,125
Balance Sheet Support	$2,063,250	$4,133,250	$6,203,250	$8,273,250
Total	$4,585,000	$9,185,000	$13,785,000	$18,385,000

Operating Budget and Cash Reserves

Our operating or “burn” expenses for operations include, but are not limited to, staff payroll and consultant retainers, rent for office facilities, a standard technology stack of hardware, software and cloud resources for all personnel, routine legal and accounting professional fees and interest expense for credit facilities, which will amount to an average of approximately USD$ 750,000 per month in aggregate. These expenses could include compensation to the Company’s executive officers, which would take precedence over the development of our products should we fail to raise sufficient funds to fully implement our business plans.

Technology Development

At the time of this Offering, our suite of product offerings, including our credit evaluation and expense management technologies, will undergo a potential reframing to allow us to continuously evolve our product and expand our platform to a PaaS solution. Further, additional development may be needed on an ongoing basis to adapt these products’ technologies to on-going feedback from users, stakeholders, and regulators. These development funds will be used to continue development of the Caary technologies for these products, facilitate continued development work, and enable development of potential new features.

Marketing and Business Development

The Company engages in strategic marketing and communications initiatives to raise awareness and build credibility for the Caary brand and drive customer acquisition. These initiatives have been building in lead up to public launch with light public relations, content marketing and digital search initiatives. The public launch of Caary on June 29, 2022 is marked by a campaign that integrates sponsorship, trade shows, events, media relations, speaking engagements, digital and social advertising and search engine marketing.

The launch will trigger a more aggressive go-forward approach to marketing and communications to build and sustain momentum. This includes the onboarding of additional public relations professionals and an affiliate marketing firm, as well of the implementation of other aspects of the marketing mix that build on existing tactics, such as influencer marketing, out-of-home advertising and outbound email marketing.

Disclaimers Regarding Use of Funds

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors. Our management will have broad discretion in the application of the net proceeds we receive from this Offering, and investors will be relying on the judgment of our management regarding the application and ultimate use of the net proceeds.

The Company reserves the right to alter the use of proceeds in this Offering without notice, except in circumstances in which such notice is required by law.

Although our business does not presently generate any cash, we believe that if we raise the maximum amount in this Offering, that we will have sufficient capital to finance our operations for at least the next twelve months. However, if we do not sell the maximum number of shares offered in this Offering, or if our operating, technology development, and/or marketing and business development costs are higher than expected, then we will need to obtain additional financing prior to that time. Further, we expect that during or after such twelve-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

Pending our use of the net proceeds from this Offering, we may invest the net proceeds in a variety of capital preservation investments, including without limitation short-term, investment grade, interest bearing instruments and United States government securities and including investments in related parties. We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments.

DESCRIPTION OF BUSINESS

Overview of the Company

We are a FinTech company engaged in developing and delivering an innovative credit facility model utilizing a Caary-branded business credit card and charge card issued on Mastercard’s global merchant network, as well as an integrated business expense management platform. We successfully released both products during the third quarter of 2021. Additionally, as part of our product offering, we will be creating multiple risk priced credit products for the SME space. An installment loan product will be made available to clients at more attractive risk priced rates than is typically available to the Small and Medium Enterprise (“SME”) sector. This segment of the market is defined as companies with 100 or less employees in Canada. Caary will also deliver an attractively priced revolving rate on all spend on the credit card for select credit worthy clients.

While we will initially offer our products solely to Canadian SMEs, we intend to expand this offering to SMEs in the United States with a planned launch date of late in the second quarter of 2023.

Several limitations presently exist for SMEs and their founders in Canada and the United States with respect to business credit cards offered by legacy financial institutions. These limitations include a common requirement for founders to provide a personal guarantee, fee schedules which often prove costly even with limited usage, credit card rewards programs which typically offer lower earning rates than personal credit cards among other shortcomings. Furthermore, although many advanced solutions for tracking and managing business expenses are currently offered to SMEs, most require a degree of manual reconciliation with minimal or no synchronization with an organization’s credit cards and often are available with a subscription fee.

Our credit facility model will enable SMEs to obtain near-instant approval of business credit card and charge card applications. Uniquely, we will evaluate applications for business credit cards primarily based on the applicant’s cash balance history, current cash balance, cash flows, assets and holdings, as opposed to a personal guarantee. To mitigate credit risk, our customers may be required to maintain a certain balance of cash or assets at all times as a protective measure against potential credit events, which we anticipate will reduce default rates compared to industry averages. Additionally, we will offer an AI and cloud computing-driven business expense management platform which will automate the organization and reconciliation of SME business expenses and integrate with common accounting platforms, including FreshBooks, NetSuite, Sage, QuickBooks, Wave, and Xero.

In addition to our credit facility model and integrated business expense management platform, we are currently developing reporting, analytics, and forecasting services for customers, as well as “white label” services allowing banks of all sizes to utilize our user interface, decisioning engine, data ingestion capabilities, and card platform. These services will be made available at the discretion of our management based on actual or anticipated market demand. However, we currently expect to begin offering reporting, analytics, forecasting, and white label services during the second quarter of 2023.

Caary is pursuing multiple routes to market to capture a leading share of the SME corporate card space. Caary has an experienced sales force with extensive experience in this space and has engaged an advertising agency to build both traditional and digital promotional campaigns to generate awareness and interest in Caary’s product and service offering. Lastly, Caary has developed a broad number of strategic partner relationships, which we anticipate will generate the majority of new clients from the third quarter of 2022 until the fourth quarter of 2023. Caary’s most significant strategic partner relationship is with a professional services firm that specializes in providing tax, audit and advisory services to the SME space, has over 500,000 clients and generates over $1 billion in annual revenue. The members of this organization invested $10 million in Caary, provided Caary raises $10 million from other investors, are participating in this current capital raise. Due to independence rules, this strategic partner relationship is not a referral partner relationship. However, this organization actively informs clients of leading offers that represent high value for their clientele and which they utilize in running their own business.

Caary has also formed a strategic partner relationship with Ceridian HCM, a provider of payroll and human capital management solutions for over 45,000 SME’s in Canada. Ceridian has agreed to feature Caary as a strategic partner in a number of customer facing venues including their product advisory board, their customer newsletter, their periodic customer surveys and via their customer service organization. Our growing ecosystem of complementary business relationships, an experienced sales force, and an innovative marketing campaign is expected to generate enough demand for Caary’s product and service offerings to achieve a leading market-share in the Canadian marketplace within 12 months of our public launch.

Credit Facility Model

Landscape of SME Credit Cards in Canada

The “Big Five” Canadian banks, listed below, are the incumbent players in the country’s SME credit card market. Other domestic or “Schedule I” banks outside of the “Big Five” such as National Bank of Canada and Laurentian Bank of Canada also offer SME credit cards, as do subsidiaries of “Big Five” banks (e.g., Tangerine, a subsidiary of the Bank of Nova Scotia (“Scotiabank”), Simplii, a subsidiary of the Canadian Imperial Bank of Commerce (“CIBC”)), as well as foreign subsidiary or “Schedule II” banks, such as Amex Bank of Canada, a subsidiary of U.S.-headquartered bank American Express and HSBC Bank Canada, a subsidiary of U.K.-headquartered bank HSBC. A large segment of Canadian banking, primarily in Quebec and Western Canada, is also serviced by more than 440 credit unions (“caisse populaires” in French), many of which offer banking and credit cards for SMEs in competition with banks.

Canada’s “Big Five” banks are as follows:

●	Royal Bank of Canada (“RBC”);

●	Toronto-Dominion Bank (“TD”);

●	Scotiabank;

●	Bank of Montreal (“BMO”); and

●	CIBC.

As of 2021, there are more than 1.2 million SMEs in Canada, comprising around 98% of all businesses in the country and accounting for more than one fifth of all business spending nationwide.1 Despite this, out of 76.2 million credit cards issued in Canada on the Visa, Mastercard networks alone (not accounting for American Express cards), only between 600,000 and 700,000 (approximately 1%) are business credit cards for SMEs. We attribute this shortfall to a combination of the following factors:

●	lengthy and tedious application processes can deter SMEs and their founders from even attempting to apply for a business credit card;

●	stringent lending criteria with respect to business income and other factors result in the disqualification of approximately 40% of Canadian SME credit card applications;

●	most Canadian SME credit cards require a personal guarantee from the founder(s), creating a degree of personal liability that can be daunting to many entrepreneurs; and

●	virtually all Canadian SME credit card offerings have a mandatory annual fee for primary cards as well as each supplementary card, with relatively limited benefits compared to personal credit cards (e.g., lower cash back earning rate, fewer perks such as insurance coverage or airport lounge access).

In light of such hurdles, many SME founders and employees use personal credit cards for business expenses and seek reimbursement from the SME rather than apply for and use business credit cards. A 2020 study by Payments Canada found that more than 45% of Canadian SMEs used the owner’s personal credit card to pay business expenses.2 Unfortunately, use of personal credit cards creates an ongoing burden of manually reconciling expenses, as well as potential liabilities including employee misuse or damage to one’s personal credit rating as a result of increased usage.

[1]	Payments Canada, Canadian Payments: Methods and Trends 2020.

[2]	Payments Canada, Canadian Payments: Methods and Trends 2020.

We seek to overcome the main barriers to applying and qualifying for a business credit card as a SME through a simplified adjudication process which can issue same-day decisions based on the applicant’s cash balance history, current cash balance, cash flows, assets and holdings of the applicant entity, not a personal guarantee from the founder(s). To provide greater value to SMEs who use our business credit card, we have incorporated several innovative features, including near-instant issuance of virtual credit cards, a comprehensive range of self-serve card management options, and AI-driven expense tracking in which users can submit receipts or invoices through a smartphone app, email, or text message for automatic processing and reconciliation.

A select number of new fintech competitors are also attempting to take advantage of the market opportunity outlined above. However, none of these competitors have the unique value proposition Caary is bringing to the market. These competitors include:

●	Float is offering a pre-paid Visa card which has similar functional capabilities associated with their administrative platform. Float does not offer credit and does not have competitive rewards; and

●	Jeeves is offering USD-based banking accounts and credit cards which can be used in Canada and has a similar functional capability that Caary provides.

Caary anticipates that more than one fintech player will succeed in offering similar products and services to this sector in both Canada and the United States.

Application Adjudication Process

The Caary application process follows a substantially similar series of steps to that of an application for an SME credit card from a legacy financial institution, in which information including but not limited to the below is requested:

●	standard “profile” data about the applicant entity (e.g., business name, address, website, industry, and year of incorporation);

●	standard “profile” data about the principals of the applicant entity (e.g., full name, date of birth, recent addresses, and phone number);

●	summary of the applicant entity’s assets and long-term liabilities (e.g., bank deposits, real estate and equipment owned, and existing credit facilities);

●	summary of the applicant entity’s income, expenses, and short-term liabilities (e.g., monthly revenues, fixed recurring expenses, and impending expenses); and

●	documents relating to information provided (e.g., photo identification of principals, articles of incorporation, and business banking statements).

Instead of placing the application “in queue” to review, our system can rapidly evaluate the application within 24 business hours of being received through a combination of automatic review (e.g., matching claimed liabilities to credit bureau reports) and manual review (e.g., inspecting financial statements) which will be conducted internally and by authorized third-party agencies, disclosed in the terms and conditions before submitting the application.

To facilitate these rapid approvals, applicant entities will generally be required to maintain a fixed amount of liquid cash in their primary business banking account as a surety against default. This amount will typically range from 200% to 400% of the credit limit granted, depending on the applicant’s credit worthiness (e.g., a credit limit of C$25,000 with a 50% holdings requirement would require the SME to have no less than C$12,500 in the account at all times), and can increase or decrease over time at our discretion based on established repayment history, changes to the SME’s income or credit rating, and other factors.

Issuance of Virtual and Physical Payment Cards

Once an application for a Caary account is approved, applicant/administrator is provided access to a self-serve administration dashboard to issue virtual and physical cards for their entire team, manage spend and sync transactions to their accounting software with receipts and memos. Virtual cards can be used just like a physical card for both online (e.g., purchasing products or services through e-commerce) as well as in-person transactions by adding the Caary card to a user’s digital (e.g. Apple Pay or Google) wallet. For example, an SME could apply for a Caary credit card or charge card at 9:00 am on a given day, and issue and use a new virtual Caary card to pay for a business breakfast at 10:00 am on the same day.

The following image depicts the virtual Caary credit card, as displayed on a customer’s smartphone:

Use of virtual cards through digital wallets may have restrictions (e.g., for larger retail purchases exceeding the contactless payment limit), hence we also offer physical cards at no cost to the SME. Requests for physical cards can generally be fulfilled within five to seven business days. Due to the material costs associated with producing and securely mailing physical payment cards, as well as the increased risks of issuing physical cards instead of virtual cards (e.g., misplacement, “skimming” by unscrupulous merchants), we may limit the number of physical payment cards issued to a Caary customer at our discretion or have subscription pricing to control the number of free cards available to the client.

The following image depicts the physical Caary credit card:

Both virtual and physical Caary credit/charge cards can be locked, cancelled, and re-issued near-instantly using the Caary dashboard at any time of day, as detailed in the next section.

Self-Serve Management of an SME’s Caary Cards

Business credit cards issued by legacy financial institutions typically require changes of any kind to be made through customer service, as opposed to providing SMEs the ability to make changes themselves. As account management options for traditional business credit card accounts are typically limited, contacting customer service to make changes does not overly burden SMEs. However, because we will offer unique account management options to its SME customers, we will provide customers with an online dashboard allowing accounts and individual cards to be managed online without our involvement.

Our unique account management options include the following:

●	once a Caary account has been established, cards can be issued, locked, or cancelled through the dashboard as easily as creating an email account (e.g., if an employee is taking parental leave for six months, the customer’s bookkeeper can lock that employee’s Caary card for that period of time);

●	individual Caary cards can have spending limits assigned to each of them, as opposed to a blanket limit for the entire account (e.g., a travelling account manager may be given a C$10,000 spending limit, whereas a short-haul delivery driver might be given a C$1,000 spending limit); and

●	individual Caary cards can also be locked for selects merchant or merchant categories as another method of preventing card misuse (e.g., the founder’s Caary card may have no restrictions, whereas an entry-level technician’s card may be restricted to charges for equipment and software purchases or “petty cash” expenses in categories such as fast food and gasoline).

The following image depicts our online dashboard, which allows our customers to manage their accounts without our involvement:

We believe that by offering this level of control to SMEs, concerns regarding potential misuse of business credit cards can be addressed, thus enabling businesses to realize the benefits of corporate expense cards to simplify their finance workflows.

Rewards Program

On average, Canadian business credit cards offer approximately 1% to 1.25% cash back on qualified spend. The earning of such rewards is often offset by annual fees for accounts with low to medium spending volumes (e.g., if a card’s annual fee is C$150 with 1.25% cash back, the first C$12,000 in spend is a “wash”). Several Canadian business credit cards accumulate “points” or “miles,” which have limited or unclear value to the business.

Caary credit cards will offer cash back at a rate of 1.5% on qualified spend (issued in the form of a statement credit), both to offer greater value to SMEs who use Caary and to provide the benefit of simplicity in comparison to non-cash rewards programs. Because we will not charge annual fees on our entry-level cards, SMEs who use Caary will be able to enjoy their cash rewards without any fixed expenses which would stand to reduce their net value.

At a later date, Caary may form partnerships with merchants who are relevant to specific customer segments (e.g., building materials suppliers for construction companies), potentially creating value for both partner merchants and Caary customers.

Business Expense Management Platform

Reporting Workflows

Typically, companies reconcile expenses by requiring persons incurring an expense to submit a receipt or invoice to a bookkeeper or accounting department requesting reimbursement of their own funds or justifying the expenditure of the company’s funds. Methods for doing so include submitting original paper copies of documentation or transmitting electronic versions of the same through email, cloud folders, or an intranet. The required effort on the “sender” and “recipient” sides of this equation can make expense management a significant burden for all parties involved. Moreover, such manual reconciliation of expense documentation has inherent liabilities from potential human error, as well as malicious intent such as invoice tampering or attempts to claim personal expenses as business expenses).

Our business expense management platform links directly to our credit /charge card solution by enabling cardholders to submit expense documentation digitally immediately after incurring the expense through their smartphone. Cardholders can choose to receive notifications of an expense through our smartphone app, by SMS, or by email. Each notification will provide the option to reply with a photograph or screenshot of a receipt or invoice, which is then processed in the cloud using our AI-driven engine, which can transmit data to a supported accounting platform. An example reporting workflow is provided below:

●	at 11:30 am on January 1, Linda orders a pizza lunch for her team from Joe’s Pizza and pays C$100.00 using her Caary credit card;

●	the delivery driver provides Linda a copy of the receipt in paper form, which she retains for the purpose of reporting the expense;

●	upon the C$100.00 charge being posted to the SME’s Caary account, Linda receives an SMS notification saying “Caary: C$100.00 at Joe’s Pizza 11:30 am on January 1. Your company policy requires a receipt for this transaction. Please reply with a picture of the receipt.”;

●	Linda would then use her smartphone to take a picture of the paper receipt, and send this picture in response to the SMS notification;

●	the Caary system would then receive the image in relation to this transaction, and using artificial intelligence would detect key data points to include the date and time (January 1, 11:30 am), the transaction amount (C$100.00), and the merchant name (i.e., “Joe’s Pizza”);

●	if any data points are missing, documentation of the same would be requested (e.g., if the itemized receipt is for C$90.00 and does not show the C$10.00 gratuity paid to the driver, Linda will have the opportunity to submit a payment receipt which shows the C$10.00 gratuity); and

●	provided that all required data points are gathered, the expense would be reported to the SME’s accounting platform and Linda’s expense reporting obligation would be fulfilled with no further action required on her part.

The following image depicts our business expense management platform:

Surveillance of Transactions

As SMEs grow, so does the volume of their business expenses. During such growth, internal resources are typically devoted to day-to-day business activities, as opposed to monitoring and investigating the legitimacy of expenses charged to the company. Deficiencies in oversight of business expenses can become costly, especially if the detection of an illegitimate charge relies on small details (e.g., a restaurant bill from 9:30 pm, as opposed to a more typical time for a business meal). The AI that supports our business expense management platform can be programmed to detect potentially suspicious transactions based on these details, potentially prompting further investigation at the discretion of the SME. Over time, our business expense management platform stands to become more sophisticated in its ability to identify suspicious transactions or transaction patterns.

Synchronization with Accounting Platforms

After gathering and compiling data from submitted receipts or invoices, customers will have the ability to integrate with accounting platforms and input expense data in their preferred format. Through application programming interfaces, our business expense management platform will integrate with certain common accounting platforms, including the following:

●	QuickBooks;

●	Xero;

●	FreshBooks;

●	Sage;

●	Wave; and

●	NetSuite.

Future Product Offerings

Installment Lending

As part of our credit card account, client will have the capability to select certain transactions (that meet Caary’s criteria) that can be “revolved” as an installment loan.

●	Client will get an offer to convert certain transactions to an installment plan, a choice of 3-4 repayment schedules with different APRs.

●	Clients will not have to pay back the full amount at the payment due date, instead the amount will be converted to installments which will automatically be added to the client’s minimum payments due on each month’s statement until the balance is paid off.

●	Caary may extend an additional credit limit to cover these installment loans on top of the initial credit limit, so as not to impact a client’s “open to buy”.

Caary technology allows a seamless integration of the installment loan functionality to the existing credit card platform so that the client does not have to maintain two separate accounts for these two products.

Reporting, Analytics, and Forecasting Services

Through the spending activities and credit usage patterns of our clients, we will gather data, which could be valuable to VCs and other companies interested in alternative data sources to support market research, trend forecasting, risk management, and product development. In compliance with applicable regulations, as well as the terms and conditions of agreements with our clients, we intend to develop products and services to make this data available to such third parties. For example, a VC client may choose to isolate business spending behavior of SMEs in Alberta to determine the average transaction size for construction material purchases.

As this service is ancillary to our core business of credit issuance and expense management, we are yet to determine the exact models for reporting, analytics, and forecasting. However, we anticipate such models could be formed based on demand from clients in the early stages of our operations and once we are comfortable that we have a critical mass of data to share.

Reselling Caary Under “White Label” Arrangements

Through our infrastructure of proprietary technology and interactions with in-house/contracted personnel and channel partners, we recognize that other market players may be interested in licensing our products in whole or in part on a “white label” basis. For instance, another FinTech company or traditional bank may wish to offer a payments card, business expense management platform using our technologies and resources, which could be resold by them in exchange for a licensing fee and/or a revenue share. As a result, in addition to our credit facility model and integrated business expense management platform, we are currently developing white label services allowing these companies to utilize our user interface, decisioning engine, data ingestion capabilities, and branded card platform. These services will be made available at the discretion of our management based on actual or anticipated market demand. However, we currently expect to begin offering white label services during the first quarter of 2022. We expect these white label customers to demand varying degress of changes to the look and feel of our user interface to feature some or all of the customer’s brand identity.

[3]	Interac Reports, Three reasons millions of Canadians choose Interac e-Transfer every day.

Launch Strategy

During the third quarter of 2021, we began onboarding initial SME customers for the purpose of user acceptance testing (“UAT”) of our credit facility model and business expense management platform, which enabled us to evaluate the user experience and act upon feedback to refine various aspects of the Caary technologies. After early-stage UAT we will launch our offering to first our strategic partners and then to the wider audience of potential SME customers in Canada.

While we will initially offer our products solely to Canadian SMEs, we may in the future offer our products to SMEs in the United States, with a planned launch date in the latter part of September, 2023.

Competition

Upon release of our credit facility model and business expense management platform, we will compete with other companies that provide these services to SMEs in Canada. We compete with any traditional bank offering credit and charge card services to small businesses Canada. Traditional banks typically do not provide customers with a management platform. Additionally, though traditional banks offer credit cards, they present numerous challenges to SMEs and SME founders. For example, SME customers of traditional banks, unlike our customers typically:

●	must undergo personal credit history checks and provide personal guarantees as part of the credit card application process;

●	must visit to a local branch, sign multiple documents and undergo other complicated procedures in order to receive a credit card;

●	benefit from lower rewards and sign-up bonuses than consumer credit cards or must pay high fees to access better rewards;

●	have limited or no control over cardholder spending such as unique cardholder limitations on purchases;

●	have limited or no ability to directly issue or cancel employee credit cards;

●	must manually reconcile credit card spend and accounting systems;

●	have no access to a consolidated platform on which to monitor and report on the credit card spend for all card holders;

●	experience mis-matched payment cycles, with each unique card having a different payment cycle;

●	cannot customize billing cycles based on company revenue streams and growth;

●	must manually reconcile receipt capture and expense management capability with their core technology systems; and

●	must carry and use separate debit and credit cards.

In addition to legacy banks, we may also compete with other FinTech companies seeking to offer solutions to these challenges. Our direct competition in Canada is Float. Other potential competitors include fintech companies operating primarily in other geographies which make their offering available to Canadian employees of primarily US-based organizations. An example of this type of competitor is Jeeves. We may also indirectly compete with lenders like ClearCo and alternative lenders like Thinking Capital. For a description of risks related to competition, see “Risk Factors — We may face significant competition in Canada and in other markets where we decide to operate in the future, including the United States.”

Key Contracts

We have contractual relationships with four entities which we would consider to be key contracts with respect to the material role of these contracts in the viability of our business.

Mastercard

The Company entered into a brand agreement with Mastercard on June July 16, 2021 (the “Mastercard Agreement”) for an initial term of 60 months. The Mastercard Agreement enables the Company to issue virtual and physical credit cards on the Mastercard global payment network under a license from Mastercard International and integrate with a proprietary framework for automated business expense tracking and management.

Peoples Bank

The Company has entered into a sponsorship agreement with Peoples Trust Company on September 22, 2021, a Canadian financial services provider (the “Peoples Bank Agreement”) for an initial term of five years. The Peoples Bank Agreement will set forth the terms whereby the Peoples Trust Company will issue Mastercard credit cards on behalf of the Company to the Company’s customers in Canada as a “sponsor bank” under license from Mastercard international. Peoples Trust will manage the Company’s obligation towards Mastercard, including ensuring compliance with Mastercard and other regulatory standards and applicable laws.

i2c

The Company entered into a services agreement with i2c, inc. to provide credit card transaction processing and settlement services on December 30, 2020 for an initial term of 60 months (the “i2c Agreement”). The i2c Agreement also provides several back-office operations as a service to the Company on an as-needed basis. In this capacity, i2c provides the system infrastructure or “rails” to settle transactions with Mastercard and transmit data in accordance with payment network protocols. I2c will also be providing Fraud Management, IVR, Call Center and Program Managed Services.

G&D

The Company entered into a services agreement with G&D, inc. to provide physical credit cards and PIN mailer services on May 10, 2021, for an initial term of 60 months (the “G&D Agreement”). This agreement also supports the launch of new credit cards, such as World Elite.

Intellectual Property

The proprietary elements of the Caary technologies are our intellectual property and could potentially be patented at a later date.

At this time, we have active Canadian trademark applications for the following terms;

●	Caary;

●	“Unicorn” (in relation to our offerings); and

●	“Unicorn Status” (in relation to our offerings).

The above terms have applications in the United States as well, however our application for a trademark on CAARY in the United States is “suspended” as of February 16, 2021.

Employees / Consultants

The Company’s personnel presently consists of 41 full-time employees and one part-time employee. We also engage additional contractors on an as-needed basis to consult with us on specific corporate affairs or to perform specific tasks in connection with our technology development, marketing and business development activities.

Regulation

Anti-Money Laundering and Anti-Terrorist Financing Laws; Economic Sanctions Laws

Once the Company starts offering money transfer solutions (as described above), we expect to be subject to Canadian anti-money laundering and anti-terrorist financing laws and regulations, which will require us to register with the Financial Transactions and Reports Analysis Centre of Canada (“FINTRAC”) as a Money Services Business (“MSB”). Applicable legislation includes Canada’s Proceeds of Crime (Money Laundering) and Terrorist Financing Act (“PCMLTFA”) and regulations made thereunder. Reporting entities that are subject to the PCMLTFA, including MSBs, are required to implement an anti-money laundering compliance program and appoint a compliance officer that ensures compliance with the PCMLTFA. A reporting entity’s obligations further include, but are not limited to, verifying the identity of its customers based on applicable “know-your-customer” requirements, conducting ongoing transactional monitoring to detect suspicious activity, implementing robust record-keeping systems, and submitting Suspicious Transaction Reports to FINTRAC following the detection of suspicious financial transactions.

The Company will also comply with economic sanctions administered and enforced by Canadian government authorities that prohibit dealings with designated persons, including the Special Economic Measures Act, the Justice for Victims of Corrupt Foreign Officials Act, the United Nations Act, the Freezing Assets of Corrupt Foreign Officials Act administered by Global Affairs Canada, and the Regulations Establishing a List of Entities under the Criminal Code administered by the Department of Public Safety and Emergency Preparedness.

Personal Data Handling

The collection, processing, storage, use, and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements, or differing views of personal privacy rights. Once we implement our credit facility model and business expense management platform, we will receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from our customers. Applicable governmental regulation will include Canada’s Personal Information Protection and Electronic Documents Act of 2000 (“PIPEDA”) and substantially similar provincial laws, which govern how private sector organizations collect, use and disclose personal information in the course of commercial activities. PIPEDA gives individuals the right to access and request correction of their personal information collected by such organizations. PIPEDA requires compliance with the Canadian Standard Association Model Code for the Protection of Personal Information. Most Canadian provinces also have laws dealing with consumer reporting. These laws typically impose an obligation on credit reporting agencies to have reasonable processes in place to maintain the accuracy of the information, place limits on the disclosure of the information and give consumers the right to have access to, and challenge the accuracy of, the information.

In order to comply with our obligations under PIPEDA and similar provincial laws, we have implemented a data retention and privacy policy, which has been approved and is subject to periodic audit by Peoples Trust Company. Additionally, all employees will undergo a tailored training program designed to address our personal data handling obligations.

Except as disclosed in this Offering Circular, we are not, and do not expect to be, subject to any regulations that are reasonably likely to have a material impact upon our future financial performance.

Legal Proceedings

There are currently no legal proceedings against the Company.

DESCRIPTION OF PROPERTY

We do not own any facilities and do not expect to do so in the immediate future. We lease offices at 186 Bartley Drive, Toronto, Ontario, Canada, M4A 1E1 and 325 Front Street West, Suite 400, Toronto, Ontario, Canada, M5V 2Y1. All of the Company’s personnel operate from these offices or virtually from remote locations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s financial condition and results of operations should be read together with its financial statements and related notes appearing elsewhere in this Offering Circular. Some of the information contained in this discussion and analysis or set forth elsewhere in this Offering Circular, including information with respect to the Company’s plans and strategy for its business and related financing, includes forward-looking statements involving risks and uncertainties and should be read together with the “Risk Factors” section of this Offering Circular for a discussion of important factors which could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Company Overview

The Company was incorporated on October 4, 2019, as a “Federal” corporation under the laws of Canada and domiciled in the Province of Ontario. The Company’s fiscal year ends on September 30.

The Company is a FinTech company engaged in developing an innovative credit facility model utilizing a Caary-branded business credit card issued on Mastercard’s global merchant network, as well as an integrated business expense management platform. We expect to release both products during the third quarter of 2021. Accordingly, to date, the Company has not generated any revenues from its planned operations.

As a Canadian incorporated and resident company, the Company’s financial statements are prepared using IFRS accounting principles, which are different from the accounting principles under U.S. GAAP. IFRS is an internationally recognized body of accounting principles that are used by many companies outside of the United States to prepare their financial statements. Regulation A permits Canadian issuers to prepare and file their financial statements in accordance with IFRS rather than U.S. investors who are not familiar with IFRS may misunderstand certain information presented in our financial statements. Accordingly, we suggest that readers of the Company’s financial statements familiarize themselves with the provisions of IFRS accounting principles in order to better understand the differences between these two sets of principles.

Operating Results

Operating Results for the Six Months Ended March 31, 2022

The tables below set out certain selected financial information regarding the operations of the Company for the periods indicated. The selected financial information has been prepared in accordance with IFRS and should be read in conjunction with the Company’s consolidated financial statements and related notes for the six months ended March 31, 2022.

Six months ended March 31, 2022
(C$, unaudited)
Revenue	—
Loss and comprehensive loss	(3,710,858)
Basic net loss per Common Share	(0.03)

As at March 31, 2022
(C$, unaudited)
Total assets	15,215,267

To date, the Company has not generated any revenues from its planned operations. For the six months ended March 31, 2022, the Company reported a net loss of C$(3,710,858), or C$(0.03) per share, attributable to operating expenses consisting primarily of employee costs (C$(1,062,775)), other vendor costs (C$(609,907)), consulting fees (C$(257,441)), share based payments (C$(309,818)), interest expense (C$(428,533)), and professional fees (C$(616,513)). The Company anticipates that operating expenses will continue to rise as the Company continues to develop its business operations.

The Company’s total assets as at March 31, 2022 were C$15,215,367, consisting primarily of cash and intangible assets, as compared to C$5,035,294 as at September 30, 2021. This increase in total assets was attributable to the term loan received for $12,942,000 to be settled against the net proceeds from private placement of 39,999,958 Common shares in June 2022 and completion of issuances of Common Shares in October 2021, November 2021 and December 2021, as described under “Liquidity and Capital Resources” below.

Operating Results for the Year Ended September 30, 2021

The tables below set out certain selected financial information regarding the operations of the Company for the periods indicated. The selected financial information has been prepared in accordance with IFRS and should be read in conjunction with the Company’s consolidated financial statements and related notes for the year ended September 30, 2021.

Year ended September 30, 2021
(C$, audited)
Revenue	—
Loss and comprehensive loss	(3,437,117)
Basic net loss per Common Share	(0.02)

As at September 30, 2021
(C$, audited)
Total assets	5,035,294

To date, the Company has not generated any revenues from its planned operations. For the year ended September 30, 2021, the Company reported a net loss of C$(3,437,117), or C$(0.02) per share, from operating expenses, primarily consisting of consulting fees (C$(619,467)), share based payments (C$(1,184,050)), other vendor costs (C$(524,021)) and professional fees (C$(779,394)).

The Company’s total assets as at September 30, 2021 were C$5,035,294 consisting primarily of cash and intangible assets, as compared to C$100 as at September 30, 2020. This increase in total assets was attributable to the completion of issuances of Common Shares in December 2020, March 2021, May 2021 and June 2021, as described under “— Liquidity and Capital Resources” below.

Operating Results for the Period from October 4, 2019 (Date of Incorporation) to September 30, 2020

The tables below set out certain selected financial information regarding the operations of the Company for the periods indicated. The selected financial information has been prepared in accordance with IFRS and should be read in conjunction with the Company’s consolidated financial statements and related notes for the period from October 4, 2019 (date of incorporation) to September 30, 2020.

Period from October 4, 2019 (date of incorporation) to September 30, 2020
(C$, audited)
Revenue	—
Loss and comprehensive loss	(695,224)
Basic net loss per Common Share	(6,952)

As at September 30, 2020
(C$, audited)
Total assets	100

To date, the Company has not generated any revenues from its planned operations. For the period from October 4, 2019 (date of incorporation) to September 30, 2020, the Company reported a net loss of C$(695,224), or C$(6,952) per share, from operating expenses, primarily consisting of consulting fees (C$(450,896)), contractor fees (C$(134,523)) and professional fees (C$(106,063)).

The Company’s total assets as at September 30, 2020, were C$100, consisting of other receivables.

Liquidity and Capital Resources

As at March 31, 2022, the Company had C$13,773,863 in cash. Currently, the Company’s working capital requirements are approximately C$1,000,000 per month. To date, in order to fund its ongoing operations, the Company has completed the following issuances of Common Shares:

●	In October 2019, the Company issued 100 Common Shares at a price of C$1.00 per share. The aggregate gross proceeds were C$100

●	In December 2020, the Company issued 104,999,900 Common Shares at a price of C$0.005 per share. The aggregate gross proceeds were approximately C$524,900

●	In March 2021, the Company issued 16,360,000 Common Shares under a private placement arrangement at an offering price of C$0.10 per share. The aggregate gross proceeds were approximately C$1,636,000

●	In May 2021, the Company issued 100,000 Common Shares at a price of C$0.25 per share for services rendered for C$25,000

●	In June 2021, the Company completed multiple subscription rounds by issuing a total of 17,871,685 Common Shares for C$0.25 per share for total proceeds of C$4,361,863, net of brokers’ commission and warrants.

●	In October 2021, the Company issued a total of 1,923,125 Common shares for C$0.25 per share for the total proceeds amounting to C$475,231.

●	In November 2021, the Company issued 80,000 Common shares for C$0.25 per share for professional services performed amounting to C$20,000.

●	In December 2021, the Company issued 250,000 Common shares for C$0.28 per share for legal services performed amounting to $69,100.

●	In June 2022, the Company issued a total of 346,150 Common shares for C$2.0 per share for the total proceeds amounting to approximate C$671,981.

●	In June 2022, the Company issued a total of 250,000 Common shares for C$0.49 per share for legal services performed amounting to $122,000

●	In June 2022, the Company completed private placement of 39,999,958 Common shares for C$0.32 per share for the total proceeds of 12,942,000.

●	In June and July 2022, the Company issued a total of 99,999 Common shares for C$2.0 for advertising services performed amounting to C$193,209.

●	In July, the Company issued 364,000 Common shares for C$2.0 per share for the total proceeds amounting approximately $704,994.

●	In September 2022, the Company issued a total of 450,000 Common shares for C$1.0 per share for the total proceeds amounting to $418,500, net of brokers’ commission.

●	In October 2022, the Company issued a total of 160,000 Common shares for C$1.0 per share for the total proceeds amounting to C$160,000.

Our total capital as at March 31, 2022, which reflects the above transactions, is set forth in the table below.

As at March 31, 2022
(C$, unaudited)
Cash and cash equivalents	13,873,863
Net (cash)	13,873,863
Total stockholders (deficit) equity	(2,010,431)
Total capital	11,863,432

On May 5, 2021, the Company entered into a share option agreement (the “Share Option Agreement”) with Venport Holdings Inc., a corporation incorporated under the laws of the Province of Ontario (“Venport”). Pursuant to the terms of the Share Option Agreement, Venport acquired an option to purchase 10,000,000 Common Shares (the “Option Shares”) at an option price of C$0.25 per Option Share. As consideration for the Company’s entry into the Share Option Agreement, Venport paid C$500,000. As of the date of this Offering Circular, Venport has not exercised its option to acquire the Option Shares.

Since the Company has only recently commenced revenue generating operations, we may require additional capital for the development of our business operations and commercialization of the products we are currently developing or may develop in the future. See “Risk Factors — We may not have adequate capital to fund our business and may need substantial additional funding to continue operations. We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.”

As of September 30, 2021 and March 31, 2022, the Company had no material commitments for capital expenditures.

Plan of Operations

We are a FinTech company engaged in developing an innovative credit facility model utilizing a Caary-branded business credit card and charge card issued on Mastercard’s global merchant network, as well as an integrated business expense management platform. We released both products, with the credit card launch during the third quarter of 2021 and the charge card offering during the second quarter of 2022.

In addition to our credit facility model and integrated business expense management platform, we are currently developing reporting, analytics, and forecasting services for customers, as well as “white label” services allowing FinTech companies to utilize our user interface, decisioning engine, data ingestion capabilities, and branded card platform. These services will be made available at the discretion of our management based on actual or anticipated market demand. However, we currently expect to begin offering reporting, analytics, forecasting, and white label services during the second quarter of 2023.

Our technologies and services offerings are described in greater detail in “Description of Business” above together with a detailed description of our entire business.

Based on our current financial resources, our expected level of operating expenditures and the maximum net proceeds of this Offering ($18,385,000.00), we believe that we will be able to fund our projected operating requirements for at least the next 12 months. Thereafter, we will need to obtain additional financing to fund ongoing operations.

Trend Information

The Company has developed its credit facility model, business expense management platform and reporting, and has only recently commenced revenue generating operations. As a result, we are unable to identify and comment on significant recent trends in prospects, sales, volumes, fixed and variable costs, nor are we able to identify and comment on any known trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on the Company’s net sales or revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Investors should review statements made in this Offering Circular under “Risk Factors” and “Description of Business” for additional information about the Company.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets out the Company’s executive officers, significant personnel and directors as of the date of this Offering Circular:

Name	Position	Age	Term of Office	Approximate Hours per Week for Part-Time Personnel
Executive Officers:
Chris Whyte	Chief Executive Officer	62	n/a	n/a
Steve Apostolopoulos	Co-Founder and President	42	n/a	n/a
Jason Sawyer	Co-Founder, Corporate Secretary and Treasurer	51	n/a	n/a
Khurram Khalil	Chief Operating Officer	51	n/a	n/a
Salil Vijay	Chief Product Officer	44	n/a	n/a
Patrick Finerty	Chief Strategy Officer	57	n/a	n/a
Dan Budreau	Chief Revenue Officer	43	n/a	n/a

Directors:
Steve Apostolopoulos	n/a	42	n/a	n/a
Jason Sawyer	n/a	51	n/a	n/a

With the exception of Steve Apostolopoulos and Jason Sawyer, all of the above-listed officers and significant employees are serving the Company under employment or consulting agreements.

There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Certain Relationships

Except as set forth above and in our discussion below in “Interest of Management and Others in Certain Transactions,” none of our directors, executive officers or significant employees have been involved in any transactions with us or any of our directors, executive officers, significant employees, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Business Experience

Chris Whyte, Intrim Chief Executive Officer

Chris is our Chief Executive Officer. Mr Whyte is senior executive specializing in finance and risk, fintech, digital transformation and credit risk management. In addition to his consulting and advisory experience, Chris has spent over 30 years leading change and innovation as a senior executive including: Chief Operating Officer at Home Trust; Senior Vice President Lending Technology at D+H (now Finastra); Vice President and Head, Alternate Channels at CIBC; and Vice President Personal Lending at CIBC.

Steve Apostolopoulos, Co-Founder, President and Director

Steve Apostolopoulos is our Co-Founder, President and a Director on the Board. Mr. Apostolopoulos is currently also the Managing Partner of Triple Group of Companies, a Toronto-based full service real estate firm specializing in the purchase, leasing, development and management of commercial space. He is also the Co-Founder and Chief Development Officer of Triple Properties, a privately owned enterprise engaged in real estate investment, development, asset management and leasing. Mr. Steve Apostolopoulos is the founder of Six Ventures Inc., a private equity and venture fund. Mr. Apostolopoulos contributes to a wide variety of philanthropic organizations with his family.

Jason Sawyer, Co-Founder, Corporate Secretary/Treasurer and Director

Jason Sawyer is our Co-Founder, Corporate Secretary/Treasurer and a Director on the Board. Mr. Sawyer is a 29 year veteran of the alternative investment business and currently the General Manager of Access Alternative Group S.A., a Nassau, Bahamas based venture investment and advisory firm. AAG has led and maintains investments in early-stage software, fintech, clean energy, natural resource, fitness, and oil& gas companies.

Pat Finerty, Chief Strategy Officer

Pat Finerty is a senior executive with experience in Enterprise Software, Artificial Intelligence, Data, Go To Market Strategy, and Strategic Partnerships. Pat previously led partnerships for SAS.

Mr. Finerty received his Bachelor of Business Administration from Wilfrid Laurier University.

Dan Budreau, Chief Revenue Officer

Dan Budreau is a B2B Payments leader with over 18 years of experience at American Express. He has become an acquisition specialist by maximizing a Sales and Marketing Omni channel approach.

Mr. Budreau received his Bachelor of Business Administration from Brock University in St Catharines, Ontario.

Khurram Khalil, Chief Operating Officer

Khurram Khalil is a 20-year veteran of the technology and financial sector and has worked for Manulife, Scotiabank, CIBC, and Meridian Credit Union in multiple executive roles.

Mr. Khalil received his Master of Computer Science from Preston University.

Salil Vijay, Chief Product Officer

Salil Vijay is a Digital Product Development and Management leader in the financial services industry with over 15 years with HSBC, AMEX, CIBC, and RBC. specializing in growth in Credit Cards and Retail Lending products.

Mr. Vijay received his Master of Business Administration, Entrepreneurship and Finance from University of Victoria, British Columbia.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors, executive officers or significant employees have, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition, or operating results.

Family Relationships

There are no familial relationships among any of our directors, officers, or significant employees.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Company was incorporated on October 4, 2019. For the fiscal year ending September 30, 2022, we expect to compensate our highest paid officers and directors as follows:

Name	Position	Cash Compensation	Other Compensation	Total Compensation
Executive Officers:
Steve Apostolopoulos	President	C$7,000/Monthly	—	—
Jason Sawyer	Corporate Secretary and Treasurer	C$7,000/Monthly	—	—
Chris Whyte	Chief Executive Officer	C$12,000/Monthly	1,150,000 Stock Options(1)	—
Patrick Finerty	Chief Strategy Officer	C$100,000/year	1,100,000 Stock Options (2)	—
Salil Vijay	Chief Product Officer	C$100,000/year	1,500,000 Stock Options (3)	—
Khurram Khalil	Chief Operating Officer	C$100,000/year	1,500,000 Stock Options (4)	—
Dan Budreau	Chief Revenue Officer	C$90,000/year plus variable comp.	1,000,000 Stock Options (5)	—

(1)

Of which 150,000 were issued to The Freestone Group, a corporation controlled by Christopher Whyte, are exercisable at an exercise price of C$0.10 per share and have no expiry date. The additional 1,000,000 stock options are exercisable at an exercise price of C$0.10 per share for a period of ten (10) years from August 8, 2021, and vest as follows: one third vesting at the six- month anniversary of employment, one third at the twelve-month anniversary of employment, one third at the eighteen-month anniversary of employment.

(2)	Of which 100,000 were issued to 2716530 Ontario Inc, a corporation controlled by Patrick Finerty, are exercisable at an exercise price of C$0.10 per share and have no expiration date. The additional 1,000,000 stock options are exercisable at an exercise price of C$0.10 per share for a period of ten (10) years from August 8, 2021, and vest as follows: 333,000 on August 1, 2021, 333,000 on February 1, 2022 and 334,000 on August 1, 2022.

(3)	Issued to Chatleys Inc., a corporation controlled by Salil Vijay. The stock options are exercisable at an exercise price of C$0.10 per share with no expiry date, and vest as follows: 500,000 options fully vested upon execution of the consulting agreement between Chatleys Inc and Caary Capital Inc., 500,000 on the achievement of certain performance milestones; and 500,000 on the achievement of certain other performance milestones.

(4)	Issued to Vicore Tech. Canada Int., a corporation controlled by Khurram Khalil. The stock options are exercisable at an exercise price of C$0.10 per share with no expiry date, and vest as follows: 750,000 options fully vested upon execution of the consulting agreement between Vicore Tech. Canada Inc. and Caary Capital Inc., 500,000 on the achievement of certain performance milestones; and 250,000 on the achievement of certain other performance milestones.

(5)	The stock options are exercisable at an exercise price of C$0.10 per share with no expiry date, and vest as follows: 333,000 options to vest on the six-month anniversary of employment. 333,000 options to vest upon successful execution of the twelve-month sales plan. and 334,000 options to vest on the eighteen-month employment anniversary and successful execution of the first six months sales plan for your second year of employment.

Director and Executive Officer Compensation

We have two directors. We currently pay Jason Sawyer and Steve Apostolopoulos C$3,000 per month, our directors, cash compensation for their services as directors.

Personnel Agreements, Arrangements or Plans

We have a 15% rolling incentive stock option plan (the “Stock Option Plan”) to attract, retain and motivate directors, officers, employees, consultants and persons engaged to provide ongoing management or other services by providing them with the opportunity, through share options, to acquire a proprietary interest in the Company and benefit from its growth.

The number of Common Shares reserved for issue under the Stock Option Plan may not exceed 10% of the issued and outstanding Common Shares of the Company at any given time. The options granted under the Stock Option Plan are non-assignable and may be granted for a term not exceeding ten years. Options may be granted under the Stock Option Plan only to directors, officers, employees, consultants and other service providers subject to the rules and regulations of applicable regulatory authorities and any Canadian stock exchange upon which the Common Shares may be listed or may trade from time to time. The exercise price of options issued under the Stock Option Plan may not be less than the market price of the Common Shares at the time the option is granted as determined by the Board in its sole discretion.

Additionally, the Company entered into a milestone/bonus agreement with Access Alternative Group S.A. (“AAG”), a Nassau, Bahamas based venture investment and advisory firm, on January 4, 2021 (the “AAG Agreement”). Jason Sawyer is the General Manager and Principal of AAG. Pursuant to the AAG Agreement, the Company will award AAG C$150,000 on the first to occur of (i) the launch of our Minimum Viable Product; (ii) the raise of C$5,000,000 in post-seed round capital; or (iii) December 15, 2021 (provided we have launched our Minimum Viable Product and, if not, then at the time we launch such MVP).

Except as otherwise disclosed in this Offering Circular, as of the date of this Offering Circular, the Company has not entered into any plan or arrangement with any of its directors or executive officers concerning compensation to be made in the future.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of the Common Shares as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than 10% of any class of our voting securities; (ii) each director who is the beneficial owner of more than 10% of any class of our voting securities; (iii) each executive officer who is the beneficial owner of more than 10% of any class of our voting securities; and (iv) all directors and executive officers as a group. As of September 30, 2020, there were 100 Common Shares issued and outstanding. As of the date of this Offering Circular, there are 183,255,017 Common Shares issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Common Shares subject to options and warrants currently exercisable or which may become exercisable within 60 days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all the Common Shares shown as beneficially owned by them.

Unless otherwise stated, the business address of each benefit holder identified in the table below is 186 Bartley Drive, Toronto, Ontario, Canada M4A 1E1.

Name of Beneficial Holder	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Stavros (Steve) Apostolopoulos(2)	52,500,000 Common Shares	28.7%
Jason Sawyer(3)	52,500,000 Common Shares	28.7%

(1)	This Offering Statement does not contemplate that any of our current listed shareholders will acquire any additional Common Shares as part of this Offering.
(2)	Held through Worthington Insurance Corp., a private company controlled by Stavros Apostolopoulos.
(3)	Held through Access Alternative Group S.A., a private company controlled by Jason Sawyer.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Transactions with Related Persons

The Company entered into a milestone/bonus agreement with AAG. For additional information regarding the AAG Agreement, see “Compensation of Directors and Executive Officers — Personnel Agreements, Arrangements or Plans.”

Except as set forth above, there has not been, nor is there currently proposed, any transaction in which we are or were a participant and the amount involved exceeds the lesser of $120,000 or 1% of the total assets for the years ended December 31, 2019 and 2020, and in which any of our directors, executive officers, holders of more than 10% of the Common Shares or any immediate family member of any of the foregoing had or will have a direct or indirect material interest, other than compensation arrangements, which include equity and other compensation, termination, change in control, consulting and other arrangements, which are described under “Compensation of Directors and Executive Officers.”

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant shareholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of the Board, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

SECURITIES BEING OFFERED

The following is a summary of the rights of our capital stock as provided in our Articles of Incorporation and Bylaws. For more detailed information, please see our Articles of Incorporation that have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The Company’s Articles of Incorporation, as amended (the “Articles”) provide that our authorized capital consists of (i) an unlimited number of Common Shares, without par value, (ii) an unlimited number of Class B Common Shares, without par value; and (iii) an unlimited number of Class C Special Shares, without par value.

As of the date of this Offering Circular, the Company has 181,584,768 Common Shares issued and outstanding.

Common Shares

The number of Common Shares subject to this Offering is 20,909,091 consisting of (i) up to 18,181,818 Shares that we are offering for sale to investors, at a fixed price of $1.10 per Common Share, and (ii) up to 2,727,273 Bonus Shares. The minimum purchase per investor is $440 (400 Common Shares).

If all Common Shares are sold, at least 204,164,108 Common Shares will be outstanding, together with an indeterminate number of Bonus Shares. The aforementioned number of Common Shares expected to be outstanding upon completion of this Offering assumes:

●	the sale of 18,181,818 Common Shares, the maximum number offered for sale during the Offering Period; and

●	the issuance of all Bonus Shares.

Rights, Preferences and Restrictions Attaching to The Common Shares

The Business Corporations Act (Canada) provides the following rights, privileges, restrictions and conditions attaching to our Common Shares:

●	to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

●	subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of our company, to share equally in the remaining property of the Company on liquidation, dissolution or winding-up of our company; and

●	the Common Shares are entitled to receive dividends if, as, and when declared by the Board.

The Common Shares do not have any conversion rights, and they are not subject to any redemption rights or liability for further calls or assessment.

The provisions in the Articles attaching to the Common Shares may be altered, amended, repealed, suspended or changed by the affirmative vote of the holders of not less than two-thirds of the outstanding Common Shares.

With the exception of special resolutions (e.g., resolutions in respect of fundamental changes to the Company, including: change of the Company’s name, the sale of all or substantially all of the Company’s assets, a merger or other arrangement or an alteration to the Company’s authorized capital that is not allowed by resolution of the directors) that require the approval of holders of two-thirds of the outstanding Common Shares entitled to vote at a meeting, either in person or by proxy, resolutions to approve matters brought before a meeting of our shareholders require approval by a simple majority of the votes cast by shareholders entitled to vote at a meeting, either in person or by proxy.

[4]	Nauth NTD: Company, please advise.

Shareholder Meetings

The Business Corporations Act (Canada) provides that: (i) a general meeting of shareholders shall be held at such place in or outside Canada as the directors determine or, in the absence of such a determination, at the place where the registered office of our company is located; (ii) directors must call an annual meeting of shareholders not later than 18 months after the date of incorporation and no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than 60 days or by less than 21 days, if we are a public company, otherwise 10 days, the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; (v) only shareholders entitled to vote at the meeting, our directors and our auditor are entitled to be present at a meeting of shareholders; and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the Superior Court of Justice may order a meeting to be called, held and conducted in a manner that such Court directs.

Pursuant to our Bylaws, the quorum for the transaction of business at a meeting of our shareholders is at least two persons who are, or who represent by proxy, two or more shareholders who, in the aggregate, hold at least five percent of the issued shares entitled to be voted at the meeting.

Fully Paid and Non-Assessable

All outstanding Common Shares are, and the Common Shares to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and non-assessable.

Resale Restrictions

The Common Shares will be transferable following the termination of any transfer hold periods under applicable law.

The securities to be issued in connection with this Offering will be subject to a statutory hold period in Canada in accordance with Section 2.5(2)(3)(ii) of National Instrument 45-102 – Resale of Securities, as follows: “Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months, and a day after the later of (i) [insert the distribution date], and (ii) the date the issuer became a reporting issuer in any province or territory.”

Investors in this Offering should consult with their own professional advisers with respect to restrictions on the transferability of the securities offered hereunder.

Penny Stock Regulation

The SEC has adopted regulations that generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the investor in such securities and have received the investor’s written consent to the transaction prior to the investment. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Common Shares immediately following this Offering may be subject to such penny stock rules, investors in this Offering may find it more difficult to sell the Common Shares in the secondary market.

Absence of Public Market

We are an alternative reporting company under Regulation A, Tier 2 of the Securities Act. There is no public trading market for the Common Shares. No application is currently being prepared for the Common Shares to be listed on a securities exchange or quoted on an alternative trading system. As a result, the Common Shares sold in this Offering may not be listed on a securities exchange or quoted on an alternative trading system for an extended period of time, if at all. (See “Risk Factors” beginning on page 7).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an Offering Statement on Form 1-A pursuant to Regulation A promulgated under the Securities Act with respect to the Common Shares offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Shares offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

Financial Statements

Caary Capital Ltd.

For the years ended September 30, 2021 and 2020

Independent Auditor’s Report

The Board of Directors

Caary Capital Ltd.

Toronto, Canada

Opinion on the Financial Statements

We have audited the financial statements of Caary Capital Ltd. (the “Company”), which comprise the statements of financial position as of September 30, 2021 and 2020, and the related statements of operations, changes in shareholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements, which, as described in Note 2 related to the financial statements, have been prepared on the basis of International Financial Reporting Standards (IFRS) in Canada.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with IFRS in Canada.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant losses from operations and is not yet generating revenue, and has stated that substantial doubt exists about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis of Accounting

As discussed in Note 2 to the financial statements, the Company prepares its financial statements in accordance with IFRS in Canada, which differs from accounting principles generally accepted in the United States of America. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with IFRS in Canada, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from September 30, 2021.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audits.

Los Angeles, California
October 4, 2022

Caary Capital Ltd.

Statements of financial position

As of September 30, 2021 and 2020
(in Canadian dollars)

	Notes	2021	2020

Assets
Current assets
Cash		$4,427,572	$-
Restricted cash		100,000	-
Prepaid expenses and deposits		90,340	100
		4,617,912	100

Fixed assets	4	10,034	-
Intangible assets	5	407,348	-
Total assets		$5,035,294	$100

Liabilities
Current liabilities
Trade and other payables	6	$388,604	$458,125
Accrued liabilities		228,634	53,106
Due to related party	11	297,093	183,993
Total liabilities		914,331	695,224

Shareholders’ equity (deficit)
Share capital	7	6,547,863	100
Employee stock option reserve	8	1,184,050	-
Option reserve	8	500,000	-
Warrant reserve	8	21,391	-
Accumulated deficit		(4,132,341)	(695,224)
Total shareholders’ equity (deficit)		4,120,963	(695,124)

Total liabilities and shareholders’ equity		$5,035,294	$100

The accompanying notes are an integral part of the financial statements

Caary Capital Ltd.

Statements of operations

For the years ended September 30, 2021 and 2020

(in Canadian dollars)

	Notes	2021	2020

Expenses
Share based compensation	8	$(1,184,050)	$-
Consulting fees		(619,467)	(450,896)
Other vendor costs		(524,021)	(134,523)
Employee costs		(188,092)	-
Professional fees		(779,394)	(106,063)
Foreign exchange gain (loss)		44,962	(3,742)
Other operating expenses	9	(187,055)	-
		(3,437,117)	(695,224)

Net Loss		$(3,437,117)	$(695,224)

The accompanying notes are an integral part of the financial statements

Caary Capital Ltd.

Statements of changes in shareholders’ equity (deficit)

For the years ended September 30, 2021 and 2020

(in Canadian dollars)

	Number of shares	Share capital	Employee stock option reserve	Option reserve	Warrant reserve	Accumulated deficit	Total

Balance, September 30, 2019	-	$-	$-	$-	$-	$-	$-

Net loss	-	-	-	-	-	(695,224)	(695,224)
Share issuance	100	100	-	-	-	-	100

Balance, September 30, 2020	100	100	-	-	-	(695,224)	(695,124)

Net loss	-	-	-	-	-	(3,437,117)	(3,437,117)
Share issuance for cash	34,231,685	6,019,254	-	-	-	-	6,019,254
Share issuance costs – broker warrants	-	(21,391)	-	-	21,391	-	-
Shares issued for consulting services, related parties	104,999,900	524,900	-	-	-	-	524,900
Shares issued for services rendered	100,000	25,000	-	-	-	-	25,000
Share purchase option			-	500,000	-	-	500,000
Share based payments – stock options	-	-	1,184,050	-	-	-	1,184,050

Balance, September 30, 2021	139,331,685	$6,547,863	$1,184,050	$500,000	$21,391	$(4,132,341)	$4,120,963

The accompanying notes are an integral part of the financial statements

Caary Capital Ltd.

Statements of cash flows

For the years ended September 30, 2021 and 2020

(in Canadian dollars)

	Note	2021	2020

Operating activities

Net loss		$(3,437,117)	$(695,224)

Adjustments to reconcile net loss to net cash used in operating activities:
Share based compensation		1,184,050	-
Shares issued for consulting services, related parties		104,900
Shares issued for services rendered		25,000	-
Depreciation	4	1,110	-

Changes in:
Restricted cash		(100,000)	-
Prepaid expenses and deposits		(90,240)	(100)
Trade and other payables		350,479	458,125
Accrued liabilities		175,528	53,106
Net cash used in operating activities		(1,786,290)	(184,093)

Investing activities

Purchase of fixed assets	4	(11,144)	-
Purchase of intangible assets	5	(407,348)	-
Net cash used in investing activities		(418,492)	-

Financing activities

Proceeds from issuance of shares for cash		6,019,254	100
Proceeds from advances from related party		113,100	183,993
Proceeds from issuance of share purchase option		500,000	-
Net cash provided by financing activities		6,632,353	184,093

Net increase in cash		4,427,572	-
Cash, beginning of the year		$-	$-
Cash, end of the year		$4,427,572	$-

Other non-cash financing activities

Shares issued to settle trade and other payables, related parties		$420,000	$-

The accompanying notes are an integral part of the financial statements

Caary Capital Ltd.

Notes to the interim condensed financial statements

For the three and six months ended March 31, 2022 and 2021

1. Nature of operations and going concern

Caary Capital Ltd. (the “Company”) was incorporated under the Canada Business Corporations Act on October 4, 2019 as Caary Capital Ltd. The Company is a limited liability company incorporated and domiciled in Canada. Its registered office and principal place of business is 186 Bartley Drive, Toronto, ON M4A 1E1, Canada. The annual statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The Company is a financial technology company with a mission to transform and streamline credit and banking for businesses by reimagining products, processes and the client experience. The Company offers a digital corporate card that incorporates expense management and spend control tools designed to maximize efficiency.

The Company is devoting all of its present efforts to securing and establishing a new business and its planned principal operations have not commenced. Accordingly, no revenue has been derived during the period.

These annual financial statements have been prepared on a going concern basis. This basis presumes that funds will be available to finance future operations and that the realization of assets and settlement of liabilities, contingent obligation and commitments will occur in the ordinary course of business. The Company’s ability to generate sufficient cash flows to maintain normal operations, if unsuccessful, will result in it not being able to continue as a going concern.

The Company is not yet revenue-generating and has incurred significant losses to date. The net loss for the year ended September 30, 2021 is $3,437,117 (September 30, 2020 - $695,224). The Company has positive working capital of $3,703,581 including cash of $4,427,572 as well as positive equity of $4,120,963 as at September 30, 2021. The Company has not yet achieved profitable operations and expects to incur further losses in the development of its business, prior to becoming profitable. These factors indicate that there are material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern.

The directors believe that the Company has adequate financial resources to continue operations for the foreseeable future and accordingly, the annual financial statements have been prepared on a going concern basis. Although the Company is not yet revenue-generating and material uncertainty exists, the directors have satisfied themselves that the Company is in a sound financial position, that it has access to sufficient cash to meet its foreseeable cash requirements and is on a path to profitability. The directors are not aware of any new material changes that may adversely impact the Company. The directors are also not aware of any material non-compliance with statutory or regulatory requirements or of any pending changes to legislation which may affect the Company.

Since January 2020, there was a global outbreak of the novel strain of coronavirus, specifically identified as “COVID-19”, which has had a significant impact on businesses through the restrictions put in place by the Canadian federal, provincial and municipal governments regarding travel, business operations and isolation/quarantine orders. At this time, the extent of the impact that the COVID-19 outbreak may have on the Company is unknown as this will depend on future developments that are highly uncertain and that cannot be predicted with confidence. These uncertainties arise from the inability to predict the ultimate geographic spread of the disease, and the duration of the outbreak, including the duration of travel restrictions, business closures or disruptions, and quarantine/isolation measures that are currently, or may be put, in place by Canada and other countries to fight the virus.

The annual financial statements for the periods presented do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue business as a going concern and such adjustments could be material.

2. Basis of preparation and statement of compliance

The principal accounting policies applied in the preparation of these annual financial statements are set out below.

These annual financial statements have been prepared in accordance with IFRS as issued by the IASB.

The annual financial statements have been prepared on the historic cost convention, unless otherwise stated in the accounting policies which follow and incorporate the principal accounting policies set out below. They are presented in Canadian Dollars, which is the Company's functional currency.

The annual statements for the periods ended September 30, 2021 and 2020 were approved and authorized for issue by the board of directors on October 3, 2022.

3. Significant accounting policies

Significant judgements and sources of estimation uncertainty

The preparation of annual financial statements in conformity with IFRS requires management, from time to time, to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. These estimates and associated assumptions are based on experience and various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Impairment of non-financial assets

The Company accounts for the impairment of assets that are in use accordance with International Accounting Standards (IAS) 36. The assets are assessed for external and internal impairment indicators. No such indicators existed as at September 30, 2021.

Impairment of assets under development

The Company accounts for the impairment of assets under development according to IAS 36. The assets are tested for impairment at least annually, or more often if indicators exist. The Company tested the intangible assets under development as at September 30, 2021 and no impairment was identified.

Useful lives of fixed assets

Management assesses the appropriateness of the useful lives of fixed assets at the end of each reporting period. The useful life of IT equipment is determined based on Company’s replacement policies for these assets. Individual assets within this class, which have a significant carrying amount are assessed separately to consider whether replacement will be necessary outside of normal replacement parameters.

Share based payments

In determining the fair value of Share-based payments, the Company makes assumptions, such as the expected life of the award, the volatility of the Company’s share price, the risk-free interest rate, and the rate of forfeitures.

(a) Restricted cash

The Company classifies restricted cash outside of cash when it is not available for general use in operations. Restricted cash account is used to fund customers transactions and settle Mastercard fees.

(b) Fixed assets

Fixed assets are measured at cost less accumulated depreciation and impairment losses. Depreciation commences when the assets are available for use and is charged to the statement of operations on a straight-line basis over its useful life as outlined below:

IT equipment	3 years

3. Significant accounting policies (continued)

An asset’s residual value, useful life and depreciation method are reviewed at each financial year-end and adjusted if appropriate. When components of an item of fixed assets have different useful lives, they are accounted for as separate items (major components) of fixed assets. Depreciation of fixed assets commences when the asset is available for use.

Gains and losses on disposal of an item of fixed assets are determined by comparing the proceeds from disposal with the carrying amount of the item and are recognized in profit or loss.

(c) Intangible assets

Costs that are directly associated with the internal development of identifiable software are recognized as intangible assets if, in management’s best estimate, the asset can technically be completed and will provide a future economic benefit. Subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates.

As of September 30, 2021, none of the Intangible assets have been placed in service.

(d) Financial instruments

The Company’s financial assets, upon initial recognition, are measured at fair value and are classified as Fair Value through Profit or Loss (“FVTPL”), Fair Value through Other Comprehensive Income (“FVOCI”), or amortized cost. The classification is determined at initial recognition and is dependent on the business model in which a financial asset is managed and the characteristics of the contractual cash flows. Subsequent reclassification may only occur on the first day of the reporting period following a change to the business model.

The Company has included cash, restricted cash and other receivables as financial assets at amortized cost.

The Company’s financial liabilities, upon initial recognition, are measured at fair value and are classified as amortized cost or FVTPL. A financial liability is classified as amortized cost at initial recognition unless it is classified as held-for-trading, is a derivative instrument or is specifically designated as FVTPL. Financial liabilities classified as amortized cost are subsequently measured using the effective interest method while financial liabilities at FVTPL are subsequently measured at fair value with changes in fair value recognized in the statements of operations in the period in which such changes arise.

The Company’s financial liabilities which are classified and measured at amortized cost include trade and other payables and accrued liabilities.

The Company records an allowance for expected credit losses for financial assets that are measured at amortized cost. At each reporting date, the Company measures the loss allowance at an amount equal to the lifetime expected credit losses if the credit risk on its financial assets has increased significantly since initial recognition. If credit risk has not significantly increased since initial recognition, the Company measures the loss allowance at an amount equal to the 12-month expected credit losses.

Transaction costs, other than those related to financial instruments classified as fair value through profit or loss, which are expensed as incurred, are capitalized to the carrying amount of the instrument and amortized using the effective interest method.

(e) Income taxes

Current tax assets and liabilities

Current tax for current and prior periods is, to the extent unpaid, recognized as a liability. If the amount already paid in respect of current and prior periods exceeds the amount due for those periods, the excess is recognized as an asset.

Current tax liabilities (assets) for the current and prior periods are measured at the amount expected to be paid to (recovered from) the tax authorities, using the tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

3. Significant accounting policies (continued)

(e) Income taxes (continued)

Deferred tax assets and liabilities

A deferred tax liability is recognized for all taxable temporary differences, except to the extent that the deferred tax liability arises from the initial recognition of an asset or liability in a transaction which at the time of the transaction,affects neither accounting profit nor taxable profit (tax loss).

A deferred tax asset is recognized for all deductible temporary differences to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilized. A deferred tax asset is not recognized when it arises from the initial recognition of an asset or liability in a transaction at the time of the transaction, affects neither accounting profit nor taxable profit (tax loss).

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Tax expenses

Current and deferred taxes are recognized as income or an expense and included in profit or loss for the period, except to the extent that the tax arises from:

●	a transaction or event which is recognized, in the same or a different period, to other comprehensive loss, or

●	a business combination.

Current tax and deferred taxes are charged or credited to other comprehensive loss if the tax relates to items that are credited or charged, in the same or a different period, to other comprehensive loss.

Current tax and deferred taxes are charged or credited directly to equity if the tax relates to items that are credited or charged, in the same or a different period, directly in equity.

(f) Impairment of non-financial assets

The carrying amount of the Company’s non-financial assets is reviewed at each financial reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. An impairment loss is recognized when the carrying amount of an asset or its cash-generating unit (“CGU”) exceeds its recoverable amount. Impairment losses are recognized in profit or loss for the period.

The recoverable amount of an asset or CGU is the greater of its fair value less cost of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. Fair value is the price that would be received from the sale of an asset or CGU in an orderly transaction between market participants at the measurement date.

For an asset that does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the CGU to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount, however, not to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years. Impairment on goodwill is not reversed.

(g) Equity and reserves

Share capital represents the consideration received for shares that have been issued, net of related issuance costs.

Reserves includes the value of share-based payments, warrants and options recorded on initial recognition, net of the value of expired or exercised grants.

Accumulated deficit represents accumulated losses from all current and prior periods.

3. Significant accounting policies (continued)

(h) Share based payments

Goods or services received or acquired in a share-based payment transaction are recognized when the goods or as the services are received. A corresponding increase is recognized if the goods or services were received in an equity-settled share-based payment transaction or a liability if the goods or services were acquired in a cash-settled share-based payment transaction.

When the goods or services received or acquired in a share-based payment transaction do not qualify for recognition as assets, they are recognized as expenses.

For equity-settled share-based payment transactions the goods or services received and the corresponding increase is measured, directly, at the fair value of the goods or services received provided that the fair value can be estimated reliably.

If the fair value of the goods or services received cannot be estimated reliably, or if the services received are employee services, their value and the corresponding increase is measured, indirectly, by reference to the fair value of the equity instruments granted.

The Black-Scholes model is used to value the stock options and warrants. It is a pricing model used to determine the fair price or theoretical value for a call or a put option based on six variables such as volatility, type of option, underlying stock price, expected term, exercise price, and risk-free rate.

Vesting conditions which are not market related (i.e. service conditions and non-market related performance conditions) are not taken into consideration when determining the fair value of the equity instruments granted. Instead, vesting conditions which are not market related shall be taken into account by adjusting the number of equity instruments included in the measurement of the transaction amount so that, ultimately, the amount recognized for goods or services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest. Market conditions, such as a target share price, are taken into account when estimating the fair value of the equity instruments granted. The number of equity instruments are not adjusted to reflect equity instruments which are not expected to vest or do not vest because the market condition is not achieved.

If the share-based payments granted do not vest until the counterparty completes a specified period of service, Company accounts for those services as they are rendered by the counterparty during the vesting period, (or on a straight-line basis over the vesting period).

If the share-based payments vest immediately the services received are recognized in full.

As an exception, when the Company is obligated, in terms of tax legislation, to withhold an amount of employees’ tax associated with an equity-settled share-based payment transaction (thus creating a net settlement feature), the full transaction is still accounted for as an equity-settled share-based payment transaction.

(i) Foreign currency transactions

The financial statements are presented in Canadian dollars, which is also the functional currency of the Company. The functional currency has remained unchanged during the reporting periods.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the date of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the re-measurement of monetary items using year-end exchange rates are recognized in the statements of operations.

(j) Fair value

Fair value is the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. Fair value measurements for invested assets are categorized into levels within a fair value hierarchy based on the nature of the valuation inputs (Levels 1, 2 or 3). The three levels are defined based on the observability of significant inputs to the measurement, as follows:

●	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities;

●	Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and

●	Level 3: one or more significant inputs used in a valuation technique are unobservable in determining fair values of the asset or liability

3. Significant accounting policies (continued)

(j) Fair value (continued)

There have been no movements between the levels during the years ended September 30, 2021 and 2020, respectively.

Determination of fair value and the resulting hierarchy requires the use of observable market data whenever available. The classification of an asset or liability in the hierarchy is based upon the lowest level of input that is significant to the measurement of fair value.

Due to the short-term nature of cash, restricted cash, other receivables, trade and other payables and accrued liabilities, the carrying value of these financial instruments approximate fair value.

(k) Standards and interpretations not yet effective or adopted

Amendments to IAS 1 - Classification of Liabilities as Current or Non-current

The amendment clarifies the requirements relating to determining if a liability should be presented as current or non-current in the statement of financial position. Under the new requirement, the assessment of whether a liability is presented as current or non-current is based on the contractual arrangements in place as at the reporting date and does not impact the amount or timing of recognition. The amendment applies retrospectively for annual reporting periods beginning on or after January 1, 2023 (extended from January 1, 2022), with earlier application permitted. The Company is currently evaluating the effect of adopting this amendment.

IAS 1 Presentation of Financial Statements and IFRS Practice Statement 2 Making Materiality Judgments (Amendments)

In February 2021, the IASB issued amendments to IAS 1 Presentation of Financial Statements and IFRS Practice Statement 2 Making Materiality Judgments. The amendments help entities provide accounting policy disclosures that are more useful to primary users of financial statements by:

●	Replacing the requirement to disclose "significant" accounting policies under IAS 1 with a requirement to disclose “material” accounting policies. Under this, an accounting policy would be material if, when considered together with other information included in an entity's financial statements, it can reasonably be expected to influence decisions that primary users of general-purpose financial statements make on the basis of those financial statements.

●	Providing guidance in IFRS Practice Statement 2 to explain and demonstrate the application of the four-step materiality process to accounting policy disclosures.

The amendments shall be applied prospectively. The amendments to IAS 1 are effective for annual periods beginning on or after January 1, 2023, with earlier application permitted. The Company is currently evaluating the effect of adopting this amendment.

IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors (Amendment)

In February 2021, the IASB issued amendments to IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors. The amendments introduce a new definition of 'accounting estimates' to replace the definition of 'change in accounting estimates' and also include clarifications intended to help entities distinguish changes in accounting policies from changes in accounting estimates. The amendments are effective for annual periods beginning on or after January 1, 2023, with earlier application permitted. The Company is currently evaluating the effect of adopting this amendment.

IAS 12 Income Taxes (Amendment)

In May 2021, the IASB issued amendments to the recognition exemptions under IAS 12 Income Taxes. The amendments narrowed the scope of the recognition exemption to require an entity to recognize deferred tax on initial recognition of particular transactions, to the extent that transaction gives rise to equal amounts of deferred tax assets and liabilities. These amendments apply to transactions for which an entity recognizes both an asset and liability, for example leases and decommissioning liabilities. The amendments are effective for annual periods beginning on or after January 1, 2023 with earlier application permitted. The Company is currently evaluating the effect of adopting this amendment.

4. Fixed assets

IT Equipment

Cost
Balance, September 30, 2020	$-
Additions	11,144
Balance, September 30, 2021	11,144

Depreciation
Balance, September 30, 2020	$-
Additions	(1,110)
Balance, September 30, 2021	(1,110)

Net book value
As at September 30, 2021	$10,034

5. Intangible assets

Cost
Balance, September 30, 2020	$-
Additions	407,348
Balance, September 30, 2021	407,348

Amortization
Balance, September 30, 2020	$-
Additions	-
Balance, September 30, 2021	-

Net book value
As at September 30, 2021	$407,348

The internally generated computer software relates to the development of a cloud computing-driven business expense management platform, which automates the organization and reconciliation of SME business expenses and integrates with common accounting platforms.

As at September 30, 2021, the software is still under development and not yet available for use and therefore, is not yet amortized.

6. Trade and other payables

	September 30, 2021	September 30, 2020
Trade payables	$348,496	$458,125
Other	40,108	-
	$388,604	$458,125

7. Share capital

Authorized:

The authorized capital of the Company consists of an unlimited number of Class A ordinary shares without par value.

In December 2020 the Company issued 104,999,900 Class A ordinary shares for $524,900. The shares were issued to shareholders to settled amounts included in trade and other payables.

7. Share capital (continued)

In May 2021, the Company issued 100,000 Class A ordinary shares for $25,000. The shares were issued for advertising services performed during the year ended September 30, 2021.

In March and June 2021, the Company issued a total of 34,231,685 Class A ordinary shares with cash proceeds amounting to $6,019,254, net of broker commission of $55,632. In addition, the Company also issued warrants with total fair value of $21,391 to the brokers (see Note 8).

8. Equity reserves

Employee Stock Options

The Company has an incentive stock option plan (the “Stock Option Plan”) to attract, retain and motivate directors, officers, employees, consultants and persons engaged to provide ongoing management or other services by providing them with the opportunity, through share options, to acquire a proprietary interest in the Company and benefit from its growth.

The number of common shares reserved for issue under the Stock Option Plan may not exceed 10% of the issued and outstanding options granted under the Stock Option Plan, are non-assignable and may be granted for a term not exceeding ten years.

The following table reflects the options activities for the year ended September 30, 2021:

	Number of options	Weighted average exercise price ($)

Outstanding, September 30, 2020	-	-
Granted to employees (i)	13,750,000	0.10
Granted to consultants (ii)	1,581,700	0.25
Exercised	-	-
Expired/Forfeited	-	-
Outstanding, September 30, 2021	15,331,700	0.12

(i)	During the year ended September 30, 2021, the Company granted 13,750,000 stock options to its employees at an exercise price of $0.10.
(ii)	During the year ended September 30, 2021, the Company granted share options to consultants at exercise price ranging from $0.25 to $1.50.
(iii)	There were no options granted during the year ended September 30, 2020.

The following table outlines stock options outstanding as at September 30, 2021:

Options Outstanding				Options Exercisable
	Range of Exercise Prices	Number Outstanding	Weighted -Average Exercise Price	Weighted- Average Remaining Life	Number Exercisable	Weighted-Average Exercise Price
$	0.10 – 1.50	15,331,700	$0.12	4.50 years	9,573,033	$0.12

At grant date, each option series is measured at fair value based on the Black-Scholes formula. The inputs used in this model for the options granted during the year ended September 30, 2021 are shown in the table below:

8. Equity reserves (continued)

Share price at grant date (i)	$0.15
Exercise price	$0.10 - $1.50
Expected volatility	100%
Option life	2 – 10 years
Expected dividend yield	0.00%
Risk-free interest rate	0.32% - 1.53%
Fair value at grant date (i)	$0.11

(i) Weighted average based on number of units granted

The fair value of options granted to employees during the year ended September 30, 2021, was $1,414,212. The share-based compensation expense associated with options issued to employees during the year ended September 30, 2021 was $996,330.

The fair value of options granted to consultants during the year ended September 30, 2021, was $205,770. The share-based compensation expense associated with options issued to consultant during the year ended September 30, 2021 was $187,721.

The unamortized share-based compensation cost as of September 30, 2021 was $693,988.

Options

During the year ended September 30, 2021, the Company issued a share purchase option to a third party for cash proceeds of $500,000. The put option gives the third party the option to acquire 10,000,000 common shares at an exercise price of $0.25. The option has a two-year term and expires on May 10, 2023.

Warrants

In connection with the sale of Class A ordinary shares for cash during the year ended September 30, 2021, the Company issued 163,721 broker warrants as issuance costs. The broker warrants have an exercise price of $0.25 and an expiry date of June 29, 2023. The Company recorded share issuance costs of $21,391 using the Black-Scholes model with the following inputs:

Share price at grant date	$0.25
Exercise price	$0.25
Number of broker warrants issued	163,721
Expected volatility	100%
Option life	2 years
Risk free rate	0.44%

9. Other operating expenses

	September 30, 2021	September 30, 2020
Rent and office expenses	$23,222	$-
Insurance	10,869	-
Fees and subscription	70,277	-
Commission fees	27,897	-
Travel costs	36,716	-
Depreciation	1,110	-
Other	16,964	-
	$187,055	$-

10. Income taxes

The Company's provision for (recovery of) income taxes differs from the amount computed by applying the combined Canadian federal and provincial income tax rates to income (loss) before income taxes as a result of the following:

	September 30, 2021	September 30, 2020

Statutory tax rates	26.50%	26.50%

Income taxes (recovery) computed at the statutory rates	$(910,836)	$(184,234)
Non-deductible (taxable) items	283,975	8,155
Change in tax benefit not recognized	626,861	176,079

Provision for income taxes	$-	$-

The enacted or substantively enacted tax rates in Canada (26.5% in 2020 & 2021) where the Company operates are applied in the tax provision calculation.

The following temporary differences and non-capital losses have not been recognized in the financial statements.

	September 30, 2021	September 30, 2020

Non-capital losses carried forward	$2,409,311	$568,709
Share issuance costs	1,097	1,462
Software development costs	650,183	125,052

	$3,060,591	$695,223

As at September 30, 2021, the Company has non-capital losses to be carried forward and applied against taxable income of future years. The non-capital losses have expiry dates as follows:

September 30, 2021
2040	$568,709
2041	1,840,602

$2,409,311

11. Related parties

The due to related party is a promissory note that relates to startup costs paid by a shareholder of the Company on behalf of the Company. The amount owing as at September 30, 2021 was $297,093 (September 30, 2020 - $183,993). The promissory note is due on demand and is non-interest bearing. As discussed in Note 14, the Company paid the related party note in full on February 11, 2022.

Key management of the Company are its Board of Directors and members of executive management. Key management personnel remuneration includes the following payments:

	September 30, 2021	September 30, 2020
Share-based compensation	$996,330	$-
Consulting fees	105,000	420,000
Salaries and benefits	76,962	-
	$1,178,292	$420,000

Included in professional fees is the accounting services received from a related party resulting in expenses of $25,018 for the year ended September 30, 2021 (September 30, 2020 - $nil).

Included in trade and other payables is $nil (September 30, 2020 - $420,000) of amounts owed to shareholders.

12. Financial instruments

The fair value of cash, restricted cash, other receivables, trade and other payables, and accrued liabilities approximate their carrying amounts due to their short-term nature.

Financial risk management

Capital risk

The Company's objective when managing capital (which includes share capital, working capital and cash) is to maintain a flexible capital structure that reduces the cost of capital to an acceptable level of risk and to safeguard the Company's ability to continue as a going concern while taking advantage of strategic opportunities in order to maximize shareholders’ returns sustainably.

The Company manages capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain the capital structure, the company may adjust the amount of dividends paid to the shareholder, return capital to the shareholder, repurchase shares currently issued, issue new shares, issue new debt, issue new debt to replace existing debt with different characteristics and/or sell assets to reduce debt.

Credit risk

Credit risk arises from deposits with bank. The maximum exposure to credit risk as at September 30, 2021 approximates $4,427,572 of cash on the statements of financial position.

Liquidity risk

The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As at September 30, 2021, the Company had sufficient cash to pay off the current liabilities.

Foreign currency risk

The Company is exposed to foreign currency risk as a result of certain transactions which are denominated in US Dollars. The Company has $1,069,630 (September 30, 2020 - $nil) of cash and $45,790 (September 30, 2020 - $nil) of trade and other payables in US Dollars.

There have been no significant changes in the foreign currency risk management policies and processes since the prior reporting period. As the foreign currency transactions and risk arising due to it are very minimal, management monitor it regularly and take action as and when needed.

13. Capital management

The Company manages its capital with the following objectives:

●	To ensure sufficient financial flexibility to achieve the ongoing business objectives including of future growth opportunities, and pursuit of accretive acquisitions; and

●	To maximize shareholder return through enhancing the share value.

The Company considers its capital to be total shareholders’ equity. The Company manages capital through its financial and operational forecasting processes. The Company reviews its working capital and forecasts its future cash flows based on operating expenditures, and other investing and financing activities. The Company’s capital management objectives, policies and processes have remained unchanged during the years ended September 30, 2021 and 2020. The Company is not subject to any external capital requirements.

14. Subsequent events

On December 21, 2021, the Company entered an agreement for a non-interest-bearing term loan for the aggregate amount of $12,942,000. The parties intended that the aggregate proceeds from a private placement, which was anticipated to be completed on or before the maturity date of the loan, would be used to repay the loan in full. Subsequently, in June 2022, the Company closed a private placement of 39,999,958 Class A ordinary shares for aggregate proceeds of $12,942,000 and repaid the term loan in full.

14. Subsequent events (continued)

Additional capital raised:

(i)	In October 2021, the Company issued a total of 1,923,125 Class A ordinary shares with cash proceeds amounting to $475,231.

(ii)	In November 2021, the Company issued 80,000 Class A ordinary shares for professional services performed amounting to $20,000.

(iii)	In December 2021 and June 2022, the Company issued a total of 500,000 Class A ordinary shares for legal services performed amounting to $191,100.

(iv)	In June and July 2022, the Company issued a total of 99,999 Class A ordinary shares for advertising services performed amounting to $193,872

(v)	In July and September 2022, the Company issued a total of 935,250 Class A ordinary shares with cash proceeds amounting to $1,795,475, net of broker commission of $31,500.

On February 11, 2022, the Company paid the outstanding balance on the promissory note due to a shareholder of the Company in full. The amount owing was $297,093.

ESOP

As part of its total compensation package and to increase employee performance and retention, Management started an Employee Stock Options Program (ESOP) in March 2022. The plan attributes to employees stock options for Class B non-voting and non-dividend eligible shares. These options are priced at the most recent valuation as confirmed by a 3rd party. The options have a four-year vesting structure for each issuance, no options vest before one year. The Company granted 4,200,000 stock options to its employees at an exercise price of $1.50 under the ESOP as at September 29, 2022.

Interim Condensed Financial Statements

Caary Capital Ltd.

For the three and six months ended March 31, 2022 and 2021

Caary Capital Ltd.

Interim condensed statements of financial position
(in Canadian dollars)

	Notes	March 31, 2022	September 30, 2021

Assets
Current assets
Cash		$13,773,863	$4,427,572
Restricted cash		100,000	100,000
Credit card receivable	3	84,401	-
Prepaid expenses and deposits		68,188	90,340
		14,026,452	$4,617,912

Fixed assets	4	53,554	10,034
Intangible assets	5	1,135,261	407,348
Total assets		$15,215,267	$5,035,294

Liabilities
Current liabilities
Trade and other payables	6	$273,286	$388,604
Accrued liabilities		287,180	228,634
Term loan	7	12,644,370	-
Due to related party	12	-	297,093
Total liabilities		13,204,836	914,331

Shareholders’ equity (deficit)
Share capital	8	7,112,193	6,547,863
Contributed surplus		726,178	-
Employee stock option reserve	9	1,493,868	1,184,050
Option reserve	9	500,000	500,000
Warrant reserve	9	21,391	21,391
Accumulated deficit		(7,843,199)	(4,132,341)
Total shareholders’ equity (deficit)		2,010,431	4,120,963

Total liabilities and shareholders’ equity		$15,215,267	$5,035,294

The accompanying notes are an integral part of the financial statements

Caary Capital Ltd.

Interim condensed statements of operations

(in Canadian dollars)

		Three months ended		Six months ended
	Notes	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021

Expenses
Share based compensation	9	$116,453	$437,734	$309,818	$437,734
Consulting fees		39,020	111,845	257,441	273,755
Other vendor costs		335,866	32,087	609,907	86,997
Employee costs		645,357	-	1,062,775	-
Professional fees		321,410	119,584	616,512	202,940
Interest expense	7	382,019	-	428,533	-
Foreign exchange gain (loss)		24,404	(5,800)	12,794	(5,800)
Other operating expenses	10	207,184	28,205	413,078	28,239
		2,071,713	723,655	3,710,858	1,023,865

Net loss		$2,071,713	$723,655	$3,710,858	$1,023,865

The accompanying notes are an integral part of the financial statements

Caary Capital Ltd.

Interim condensed statements of changes in shareholders’ equity (deficit)

(in Canadian dollars)

	Number of shares	Share capital	Contributed surplus	Employee stock option reserve	Option reserve	Warrant reserve	Accumulated deficit	Total

Balance, September 30, 2020	100	$100	$-	$-	$-	$-	$(695,224)	$(695,124)

Net loss	-	-	-	-	-	-	(1,023,865)	(1,023,865)
Share issuance for cash	121,359,900	2,160,900	-	-	-	-	-	2,161,000
Share based payments – stock options	-	-	-	437,734	-	-	-	437,734

Balance, March 31, 2021	121,359,900	$2,160,900	$-	$437,734	$-	$-	$(1,719,089)	$(879,745)

Balance, September 30, 2021	139,331,685	$6,547,863	$-	$1,184,050	$500,000	$21,391	$(4,132,341)	$4,120,963

Net loss		-	-	-	-	-	(3,710,858)	(3,710,858)
Share issuance for cash	1,923,125	475,230	-	-	-	-	-	475,230
Shares issued for services rendered	330,000	89,100	-	-	-	-	-	89,100
Contribution		-	726,178	-	-	-	-	726,178
Share based payments – stock options		-	-	309,818	-	-	-	309,818

Balance, March 31, 2022	141,584,810	$7,112,193	$726,178	$1,493,868	$500,000	$21,391	$(7,843,199)	$2,010,431

The accompanying notes are an integral part of the financial statements

Caary Capital Ltd.

Interim condensed statements of cash flows

(in Canadian dollars)

	Note	March 31, 2022	March 31, 2021

Operating activities

Net loss		$(3,710,858)	$(1,023,865)

Adjustments to reconcile net loss to net cash used in operating activities:
Share based compensation	9	309,818	437,734
Shares issued for services rendered	8	89,100	-
Depreciation	4	1,680	-
Interest expense	7	428,533	-

Changes in:
Prepaid expenses and deposits		22,152	(7,586)
Trade and other payables		(115,303)	(256,562)
Accrued liabilities		58,546	(40,776)
Credit card receivable		(84,401)	-
Net cash used in operating activities		(3,000,733)	(891,055)

Investing activities

Purchase of intangible assets	5	(727,913)	(117,821)
Purchase of fixed assets	4	(45,200)	-
Net cash used in investing activities		(773,113)	(117,821)

Financing activities

Proceeds on issuance of shares for cash	8	475,230	2,161,000
(Repayment) proceeds on advances from related party	12	(297,093)	113,100
Proceeds from term loan	7	12,942,000	-
Net cash provided by financing activities		13,120,137	2,274,100

Net increase cash		9,346,291	1,265,224
Cash, beginning of the year		$4,427,572	$-
Cash, end of the year		$13,773,863	$1,265,224

See accompanying notes to the interim condensed financial statements

Caary Capital Ltd.

Notes to the interim condensed financial statements

For the three and six months ended March 31, 2022 and 2021

1.	Nature of operations and going concern

Caary Capital Ltd. (the “Company”) was incorporated under the Canada Business Corporations Act on October 4, 2019 as Caary Capital Ltd. The Company is a limited liability company incorporated and domiciled in Canada. Its registered office and principal place of business is 186 Bartley Drive, Toronto, ON M4A 1E1, Canada. These interim condensed financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The Company is a financial technology company with a mission to transform and streamline credit and banking for businesses by reimagining products, processes and the client experience. The Company offers a digital corporate card that incorporates expense management and spend control tools designed to maximize efficiency.

The Company is devoting all of its present efforts to securing and establishing a new business and its planned principal operations have not commenced. Accordingly, no revenue has been derived during the period.

These interim condensed financial statements have been prepared on a going concern basis. This basis presumes that funds will be available to finance future operations and that the realization of assets and settlement of liabilities, contingent obligation and commitments will occur in the ordinary course of business. The Company’s ability to generate sufficient cash flows to maintain normal operations, if unsuccessful, will result in it not being able to continue as a going concern.

The Company is not yet revenue-generating and has incurred significant losses to date. The net loss for the 6 months ended March 31, 2022, is $3,710,858. The Company has positive working capital of $821,616 including cash of $13,773,863 as well as positive equity of $2,010,431 as at March 31, 2022. The Company has not yet achieved profitable operations and expects to incur further losses in the development of its business, prior to becoming profitable. These factors and balances indicate that there are material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern.

The directors believe that the Company has adequate financial resources to continue operations for the foreseeable future and accordingly, the interim condensed financial statements have been prepared on a going concern basis. Although the Company is not yet revenue-generating and material uncertainty exists, the directors have satisfied themselves that the Company is in a sound financial position, that it has access to sufficient borrowing facilities to meet its foreseeable cash requirements and is on a path to profitability. The directors are not aware of any new material changes that may adversely impact the Company. The directors are also not aware of any material non-compliance with statutory or regulatory requirements or of any pending changes to legislation which may affect the Company.

Since January 2020, there was a global outbreak of the novel strain of coronavirus, specifically identified as “COVID-19”, which has had a significant impact on businesses through the restrictions put in place by the Canadian federal, provincial and municipal governments regarding travel, business operations and isolation/quarantine orders. At this time, the extent of the impact that the COVID-19 outbreak may have on the Company is unknown as this will depend on future developments that are highly uncertain and that cannot be predicted with confidence. These uncertainties arise from the inability to predict the ultimate geographic spread of the disease, and the duration of the outbreak, including the duration of travel restrictions, business closures or disruptions, and quarantine/isolation measures that are currently, or may be put, in place by Canada and other countries to fight the virus.

The interim condensed financial statements for the periods presented do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue business as a going concern and such adjustments could be material.

2.	Basis of preparation and statement of compliance

These interim condensed financial statements have been prepared in accordance with International Accounting Standard 34 – “Interim Financial Reporting” (“IAS 34”) using accounting policies consistent with IFRS as issued by the IASB. Accordingly, certain disclosures included in annual financial statements prepared in accordance with IFRS have been condensed or omitted and these unaudited interim condensed financial statements should be read in conjunction with the Company’s audited financial statements for the year ended September 30, 2021.

The accounting policies applied in preparation of these interim condensed financial statements are consistent with those applied and disclosed in the Company’s financial statements for the year ended September 30, 2021.

Caary Capital Ltd.

Notes to the interim condensed financial statements

For the three and six months ended March 31, 2022 and 2021

2.	Basis of preparation and statement of compliance (continued)

The preparation of interim condensed financial statements in conformity with IAS 34 requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. The interim results are not necessarily indicative of results for a full year. The critical judgments and estimates applied in the preparation of the Company’s interim condensed financial statements are consistent with those applied to the Company’s financial statements for the year ended September 30, 2021.

These interim condensed financial statements were approved and authorized for issue by the board of directors on December 23, 2022.

3.	Credit card receivable

During the three months period ended March 31, 2022, the Company carried out beta testing of its product by issuing credit cards to a small number of employees and external parties (by invitation). These credit cards are denominated in Canadian Dollar and have a billing date of 28th of each month and payment is due on the 18th of the following month. As the Company issued these credit cards for beta testing, no interest accrues on overdue balances and any other revenue earned is nominal. As at March 31, 2022, no amounts are past due.

4.	Fixed assets

IT Equipment

Cost
Balance, September 30, 2021	$11,144
Additions	45,200
Balance, March 30, 2022	56,344

Depreciation
Balance, September 30, 2021	$1,110
Additions	1,680
Balance, March 30, 2022	2,790

Net book value
As at September 30, 2021	$10,034
As at March 30, 2022	$53,554

5.	Intangible assets

Cost
Balance, September 30, 2021	$407,348
Additions	727,913
Balance, March 31, 2022	1,135,261

Depreciation
Balance, September 30, 2021	$-
Additions	-
Balance, March 31, 2022	-

Net book value
As at September 30, 2021	$407,348
As at March 31, 2022	$1,135,261

Caary Capital Ltd.

Notes to the interim condensed financial statements

For the three and six months ended March 31, 2022 and 2021

5.	Intangible assets (continued)

The internally generated computer software relates to the development of a cloud computing-driven business expense management platform, which automates the organization and reconciliation of SME business expenses and integrates with common accounting platforms.

As at March 31, 2022, the software is still under development and not yet available for use and therefore, is not depreciated.

6.	Trade and other payables

	March 30, 2022	September 30, 2021
Trade payables	$204,557	$348,496
Other liabilities	68,729	40,108
	$273,286	$388,604

7.	Term loan

On December 21, 2021, the Company entered an agreement for a non-interest-bearing and unsecured term loan for the aggregate amount of $12,942,000. The lender intends to subscribe to a private placement for $12,942,000. As a result, the difference between the proceeds noted above and fair value of $12,215,837 has been recorded in the statements of changes in equity in contributed surplus. The proceeds from the private placement will be used to repay the loan in full.

During the three and six months ended March 31, 2022, the Company recorded interest expense of $382,019 and $428,533, respectively, at an effective interest rate of 12.63%.

Refer to Note 15 for further details on the closing of the private placement and repayment of the term loan.

8.	Share capital

Authorized:

The authorized capital of the Company consists of an unlimited number of Class A ordinary shares without par value.

The following table represents the Company’s issued and outstanding Class A ordinary shares as at March 31, 2022 and September 30, 2021:

	Number of shares	Amount
Balance, September 30, 2021	139,331,685	$6,547,863

Shares issued for cash (i)	1,923,125	475,231
Shares issued for services (ii)	80,000	20,000
Shares issued for services (iii)	250,000	69,100

Balance, March 31, 2022	141,584,810	$7,112,193

(i)	In October 2021 the Company issued 1,923,125 Class A ordinary shares for $475,231.

(ii)	In November 2021 the Company issued 80,000 Class A ordinary shares for $20,000 for services rendered.

(iii)	In December 2021 the Company issued 250,000 Class A ordinary shares for $69,100 for services rendered.

Caary Capital Ltd.

Notes to the interim condensed financial statements

For the three and six months ended March 31, 2022 and 2021

9.	Equity reserves

Employee stock options

The Company has an incentive stock option plan (the “Stock Option Plan”) to attract, retain and motivate directors, officers, employees, consultants and persons engaged to provide ongoing management or other services by providing them with the opportunity, through share options, to acquire a proprietary interest in the Company and benefit from its growth.

The number of common shares reserved for issue under the Stock Option Plan may not exceed 10% of the issued and outstanding options granted under the Stock Option Plan are non-assignable and may be granted for a term not exceeding ten years. Options to directors, officers, employees, consultants and other service providers subject to the rules and regulations of applicable regulatory Common Shares may be listed or may trade from time to time.

The following table reflects the continuity of options granted for the period ended March 31, 2022:

	2022
	Number of options	Weighted average exercise price ($)

Outstanding, September 30, 2021	15,331,700	0.12
Granted	-	-
Exercised	-	-
Expired/Forfeited	-	-
Outstanding, March 31, 2022	15,331,700	0.12

The following table outlines stock options outstanding as at March 31, 2022:

Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Life	Number Exercisable	Weighted-Average Exercise Price
$0.10 – 1.50	15,331,700	$0.12	5.42 years	10,847,033	$0.12

The following table outlines stock options outstanding as at September 30, 2021:

Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Life	Number Exercisable	Weighted-Average Exercise Price
$ 0.10 - 1.50	15,331,700	$0.12	4.50 years	9,573,033	$0.12

The share-based compensation expense of employee options during the three- and six-months period ended March 31, 2022 was $110,425 and $285,741, respectively (three and six months period ended March 31, 2021 - $437,734).

The fair value of services received from the consultants during the three- and six-months period ended March 31, 2022 was $6,028 and $24,077, respectively (three and six months period ended March 30, 2021, was $nil).

Options

During the year ended September 30, 2021, the Company issued a share purchase option to a third party for cash proceeds of $500,000. The put option gives the third party the option to acquire 10,000,000 common shares at an exercise price of $0.25. The option has a two-year term and expires on May 10, 2023.

Warrants

	Number of warrants	Exercise price ($)
Outstanding, September 30, 2021, and March 31, 2022	163,721	0.25

Caary Capital Ltd.

Notes to the interim condensed financial statements

For the three and six months ended March 31, 2022 and 2021

10.	Other operating expenses

	Three months ended		Six months ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Rent and office expenses	$27,120	$1,229	$42,614	$1,229
Insurance	11,144	-	22,289	-
Fees and subscription	105,005	25	213,012	25
Commission fees	-	24,650	-	24,650
Travel costs	405	-	10,296	-
Depreciation	369	-	1,680	-
Other	63,141	2,301	123,186	2,335
	$207,184	$28,205	$413,077	$28,239

11.	Income taxes

The Company's provision for (recovery of) income taxes differs from the amount computed by applying the combined Canadian federal and provincial income tax rates to income (loss) before income taxes as a result of the following:

	March 31, 2022	March 31, 2021

Statutory tax rates	26.50%	26.50%

Income taxes (recovery) computed at the statutory rates	$(983,377)	$(271,324)
Non-deductible (taxable) items	137,181	116,000
Change in tax benefit not recognized	846,196	155,325

Provision for income taxes	$-	$-

The enacted or substantively enacted tax rates in Canada (26.5% in 2022 & 2021) where the company operates are applied in the tax provision calculation.

The following temporary differences and non-capital losses have not been recognized in the interim condensed financial statements.

	March 31, 2022	March 31, 2021

Non-capital losses carried forward	$5,386,585	$1,155,023
Share issuance costs	732	1,280
Property and equipment	728,364	117,821

	$6,115,681	$1,274,124

As at March 31, 2022, the Company has non-capital losses to be carried forward and applied against taxable income of future years. The non-capital losses have expiry dates as follows:

March 31, 2022
2040	$568,709
2041	1,702,680
2042	3,115,196
$5,386,585

Caary Capital Ltd.

Notes to the interim condensed financial statements

For the three and six months ended March 31, 2022 and 2021

12.	Related parties

Related parties include the Board of Directors, key management personnel that are responsible for planning, directing, and controlling activities of the Company, close family members, and companies that are controlled by these individuals.

The promissory note relates to startup costs paid by a shareholder of the Company on behalf of the Company. The amount owing as at March 31, 2022 was $nil (September 31, 2020 - $297,093).

Key management personnel remuneration includes the following payments:

	Three months ended		Six months ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Share-based compensation	$110,425	$437,734	$285,741	$437,734
Consulting fees	16,950	111,845	200,850	273,755
Salaries and benefits	171,966	-	315,427	-
	$299,341	$549,579	$802,018	$711,489

Included in professional fees is the accounting services received from a related party resulting in expenses during the three and six months period ended March 31, 2022 was $8,475 and $23,001, respectively (three and six months period ended March 30, 2021, was $nil).

13.	Financial instruments

The fair value of cash, other receivables and trade and other payables approximate their carrying amounts due to their short-term nature.

Financial risk management

Capital risk

The Company's objective when managing capital (which includes share capital, working capital and cash) is to maintain a flexible capital structure that reduces the cost of capital to an acceptable level of risk and to safeguard the Company's ability to continue as a going concern while taking advantage of strategic opportunities in order to maximize stakeholder returns sustainably.

The Company manages capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain the capital structure, the company may adjust the amount of dividends paid to the shareholder, return capital to the shareholder, repurchase shares currently issued, issue new shares, issue new debt, issue new debt to replace existing debt with different characteristics and/or sell assets to reduce debt.

Credit risk

Credit risk arises from deposits with bank. The maximum exposure to credit risk as at September 30, 2021 approximates $4,199,322 of cash on the interim condensed statements of financial position.

Liquidity risk

The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As at March 31, 2022, the Company had sufficient cash to pay off the current liabilities.

	Carrying value	< 1 Year
Trade and other payables	$273,286	$273,286
Accrued liabilities	287,180	287,180
Term loan	12,644,730	12,942,000
	$13,205,196	$13,502,466

Caary Capital Ltd.

Notes to the interim condensed financial statements

For the three and six months ended March 31, 2022 and 2021

13.	Financial instruments (continued)

Foreign currency risk

The Company is exposed to foreign currency risk as a result of certain transactions which are denominated in US Dollars. The Company has $1,046,297 (September 30, 2021 - $1,069,630) of cash and $6,556 (September 30, 2020 - $45,790) of trade and other payables in US Dollars.

There have been no significant changes in the foreign currency risk management policies and processes since the prior reporting period. As the foreign currency transactions and risk arising due to it are very minimal, management monitor it regularly and take action as and when needed.

14.	Capital management

The Company manages its capital with the following objectives:

●	To ensure sufficient financial flexibility to achieve the ongoing business objectives including of future growth opportunities, and pursuit of accretive acquisitions; and

●	To maximize shareholder return through enhancing the share value.

The Company considers its capital to be total equity. The Company manages capital through its financial and operational forecasting processes. The Company reviews its working capital and forecasts its future cash flows based on operating expenditures, and other investing and financing activities. The Company’s capital management objectives, policies and processes have remained unchanged during the three and six months ended March 31, 2022. The Company is not subject to any external capital requirements.

15.	Subsequent events

In June 2022, the Company closed a private placement for aggregate proceeds of $12,942,000. The funds were used to repay the term loan in full.

Subsequent capital raised:

(i)	In June 2022, the Company issued 250,000 Class A ordinary shares for legal services performed amounting to $122,000.

(ii)	In June and July 2022, the Company issued a total of 99,999 Class A ordinary shares for advertising services performed amounting to $193,872

(iii)	In July and September 2022, the Company issued a total of 1,160,250 Class A ordinary shares with cash proceeds amounting to $1,795,475, net of broker commission of $31,500.

(iv)	In October 2022, the Company issued a total of 160,000 Common shares at a price of C$1.0 per share. The total aggregate gross proceeds were C$160,000.

As part of its total compensation package and to increase employee performance and retention, Management started an Employee Stock Options Program (ESOP) in March 2022. The plan attributes to employees stock options for Class B non-voting and non-dividend eligible shares. These options are priced at the most recent valuation as confirmed by a 3rd party. The options have a four-year vesting structure for each issuance, no options vest before one year. The Company granted 4,200,000 stock options to its employees at an exercise price of $1.50 under the ESOP as of September 29, 2022.

PART III – EXHIBITS

Exhibit No.	Description
Exhibit 1.1	Posting Agreement, dated August 29, 2022, between CAARY Capital Ltd. And StartEngine Primary, LLC.
Exhibit 2.1	Articles of Incorporation of CAARY Capital Ltd. (incorporated by reference from Exhibit 2.1 to our Amendment No. 1 to our Form 1-A/A filed with the SEC on November 3, 2021).
Exhibit 2.2	Articles of Amendment of CAARY Capital Ltd. dated June 1, 2020. (incorporated by reference from Exhibit 2.2 to our Form 1-A/A filed with the SEC on November 3, 2021).
Exhibit 2.3	Articles of Amendment of CAARY Capital Ltd. dated January 13, 2021. (incorporated by reference from Exhibit 2.3 to our Form 1-A/A filed with the SEC on November 3, 2021).
Exhibit 2.4	By-Law No. 1 of CAARY Capital Ltd. (incorporated by reference from Exhibit 2.4 to our Amendment No. 1 to our Form 1-A/A filed with the SEC on November 3, 2021).
Exhibit 2.5	By-Law No 2 of CAARY Capital Ltd. (incorporated by reference from Exhibit 2.5 to our Amendment No. 1 to our Form 1-A/A filed with the SEC on November 3, 2021).
Exhibit 4.1	Form of subscription agreement.
Exhibit 6.1	Share option agreement dated May 5, 2021 between CAARY Capital Ltd. and Venport Holdings Inc. (incorporated by reference from Exhibit 6.3 to our Form 1-A filed with the SEC on July 26, 2021).
Exhibit 6.2	2020 stock option plan of CAARY Capital Ltd. (incorporated by reference from Exhibit 6.5 to our Form 1-A/A filed with the SEC on November 3, 2021).
Exhibit 8.1	Escrow Services Agreement dated effective as of November 22, 2022 among CAARY Capital Ltd., and the Bryn Mawr Trust Company of Delaware.
Exhibit 10.1	Power of attorney (included on signature page hereto).
Exhibit 11.1	Consent of Macias Gini & O’Connell, LLP.
Exhibit 12.1	Opinion of Blaney McMurtry LLP.
Exhibit 14.1	Appointment of agent for service of process.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on December 23, 2022.

CAARY CAPITAL LTD.

/s/ Christopher Whyte
Name:	Christopher Whyte
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chris Whyte and Jason Sawyer, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or her or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Chris Whyte	December 23, 2022
Name:	Chris Whyte
Title:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Steve Apostolopoulos	December 23, 2022
Name:	Steve Apostolopoulos
Title:	President and Director

By:	/s/ Jason Sawyer	December 23, 2022
Name:	Jason Sawyer
Title:	Corporate Secretary, Treasurer and Director
(Principal Financial Officer)